Execution Version Exhibit 2.5 ASSET PURCHASE AGREEMENT by and among 23ANDME HOLDING CO. and THE DIRECT AND INDIRECT SUBSIDIARIES OF 23ANDME HOLDING CO. and REGENERON PHARMACEUTICALS, INC. DATED AS OF MAY 17, 2025

TABLE OF CONTENTS Page ARTICLE I Definitions .................................................................................................................. 1 Section 1.1 Certain Definitions .......................................................................................... 1 Section 1.2 Construction of Certain Terms and Phrases .................................................. 21 ARTICLE II Purchase and Sale and Assumption ......................................................................... 21 Section 2.1 Purchase and Sale of Acquired Assets ........................................................... 21 Section 2.2 Excluded Assets ............................................................................................. 22 Section 2.3 Assumed Liabilities ....................................................................................... 22 Section 2.4 Excluded Liabilities ....................................................................................... 22 Section 2.5 Assignment and Cure Amounts ..................................................................... 22 Section 2.6 Bulk Sales Laws ............................................................................................ 23 ARTICLE III Purchase Price ........................................................................................................ 24 Section 3.1 Purchase Price; Earnest Deposit .................................................................... 24 Section 3.2 Withholding ................................................................................................... 24 Section 3.3 Allocation of Consideration .......................................................................... 25 ARTICLE IV Closing Matters ...................................................................................................... 25 Section 4.1 Closing ........................................................................................................... 25 Section 4.2 Deliveries at Closing ..................................................................................... 26 Section 4.3 Further Assurances and Cooperation ............................................................. 27 Section 4.4 Change in Ownership .................................................................................... 29 ARTICLE V Representations and Warranties .............................................................................. 29 Section 5.1 Representations and Warranties of Sellers .................................................... 29 Section 5.2 Representations and Warranties of Purchaser ............................................... 47 ARTICLE VI Regulatory Matters ................................................................................................ 51 Section 6.1 Regulatory Filings ......................................................................................... 51 Section 6.2 Cooperation: Confidentiality ......................................................................... 51 Section 6.3 Objections or Other Challenges .................................................................... 52 ARTICLE VII Certain Covenants ................................................................................................ 53 Section 7.1 Conduct of Business Pending Closing .......................................................... 53 Section 7.2 Efforts to Satisfy Closing Conditions. ........................................................... 53 Section 7.3 Assets or Liabilities Incapable of Transfer .................................................... 53 Section 7.4 Receipt of Misdirected Assets ....................................................................... 54

2 Section 7.5 Insurance Matters .......................................................................................... 55 Section 7.6 Discovery of Breach ...................................................................................... 55 Section 7.7 Restricted Use of Confidential Information .................................................. 55 Section 7.8 Review and Inspections ................................................................................. 56 Section 7.9 Transfer of Acquired Intellectual Property .................................................... 56 Section 7.10 Support Obligations ....................................................................................... 57 Section 7.11 Data Privacy and Security ............................................................................. 57 Section 7.12 Reserved ........................................................................................................ 57 Section 7.13 Reserved ........................................................................................................ 57 Section 7.14 Intellectual Property Matters ......................................................................... 58 Section 7.15 Tax Matters .................................................................................................... 58 Section 7.16 Excluded Business Wind-Down .................................................................... 59 Section 7.17 IRB Approval; FDA 510(k) ........................................................................... 59 ARTICLE VIII Employee Matters ............................................................................................... 60 Section 8.1 Transferred Employees .................................................................................. 60 Section 8.2 WARN Act ..................................................................................................... 60 Section 8.3 No Third Party Beneficiaries ......................................................................... 60 ARTICLE IX Conditions to Closing ............................................................................................ 61 Section 9.1 Conditions to the Obligations of Purchaser ................................................... 61 Section 9.2 Conditions to the Obligations of Sellers ........................................................ 62 Section 9.3 Conditions Precedent to Obligations of Purchaser and Sellers ..................... 62 Section 9.4 Frustration of Closing Conditions ................................................................. 63 ARTICLE X Termination ............................................................................................................. 63 Section 10.1 Termination.................................................................................................... 63 Section 10.2 Effect of Termination ..................................................................................... 64 ARTICLE XI Bankruptcy Matters ................................................................................................ 65 Section 11.1 Bankruptcy Cases .......................................................................................... 65 Section 11.2 Bankruptcy Court Approvals ......................................................................... 65 Section 11.3 Further Filings and Assurances ..................................................................... 67 Section 11.4 Notice of Sale ................................................................................................ 67 Section 11.5 Free and Clear ............................................................................................... 67 Section 11.6 Transfer Tax Exemption ................................................................................ 68 Section 11.7 Bidding Procedures ....................................................................................... 68 ARTICLE XII Miscellaneous ....................................................................................................... 68

3 Section 12.1 Survival ......................................................................................................... 68 Section 12.2 Governing Law and Jurisdiction ................................................................... 68 Section 12.3 Notices ........................................................................................................... 69 Section 12.4 Amendments and Waivers ............................................................................. 70 Section 12.5 Entire Agreement ........................................................................................... 71 Section 12.6 Headings: Interpretation ................................................................................ 71 Section 12.7 No Assignment: Binding Effect..................................................................... 71 Section 12.8 Counterparts .................................................................................................. 71 Section 12.9 Incorporation by Reference ........................................................................... 71 Section 12.10 Time of the Essence ....................................................................................... 71 Section 12.11 Specific Performance .................................................................................... 71 Section 12.12 No Third Party Beneficiaries ......................................................................... 72 Section 12.13 Expenses ........................................................................................................ 72 Section 12.14 Severability .................................................................................................... 72 Section 12.15 Public Announcements .................................................................................. 73 Section 12.16 No Liability; Release ..................................................................................... 73 Section 12.17 Fiduciary Obligations .................................................................................... 75 EXHIBITS Exhibit A Assumption Agreement Exhibit B General Assignment Exhibit C Intellectual Property Assignment Agreement SCHEDULES Schedule 3.3 Allocation Principles Seller Disclosure Schedules

ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT (collectively with the Exhibits and Schedules referred to herein, and as amended, restated, or modified from time to time, this “Agreement”) is made as of the 17th day of May, 2025 (the “Execution Date”), by and among 23ANDME HOLDING CO., a Delaware corporation (the “Company”), the Additional Sellers (as defined below) (together with the Company, collectively, the “Sellers,” and each, individually, a “Seller”), and Regeneron Pharmaceuticals, Inc., a New York corporation (“Purchaser”). WHEREAS, Sellers are engaged in the Business (as defined below); WHEREAS, on March 23, 2025 (the “Petition Date”), Sellers commenced the Bankruptcy Cases (as defined below) and Sellers intend to seek approval of and authorization for a sale and transfer of Sellers’ assets used in the conduct of the Business to the Person(s) submitting the highest or otherwise best bid(s) for those assets in a process approved by the Bankruptcy Court (as defined below) (the “Sale Process”) and to be consummated in accordance with the Bidding Procedures Order (as defined below) and pursuant to the Sale Order (as defined below); WHEREAS, Purchaser desires to purchase from Sellers the Acquired Assets (as defined below) through the Sale Process (the “Sale”), in exchange for the Purchase Price (as defined below) and Purchaser’s assumption of the Assumed Liabilities (as defined below), on the terms and subject to the conditions set forth in this Agreement; WHEREAS, each Seller has determined, in the exercise of its business judgment, that the sale to Purchaser as contemplated herein is the highest or otherwise best bid for the Acquired Assets, and therefore it is advisable and in the best interest of the estates and the beneficiaries of their estates to enter into this Agreement and to consummate the transactions contemplated hereby, which has been approved by such Seller’s applicable governing body; and WHEREAS, each Seller and Purchaser hereby acknowledge and agree that, except as expressly provided herein to the contrary, the transactions contemplated by this Agreement are subject to the Bankruptcy Court’s approval of this Agreement. NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements, and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Sellers and Purchaser each agree as follows: ARTICLE I Definitions Section 1.1 Certain Definitions. Capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Bidding Procedures (as defined below) as in effect as of the Execution Date or as such terms may be modified with the approval of Sellers. In this Agreement and any Exhibit or Schedule hereto, the following capitalized terms have the following respective meanings:

2 “Accounts Receivable” means, with respect to each Seller, all accounts receivable, notes receivable, purchase orders, negotiable instruments, completed work or services that have not been billed, chattel paper, notes and other rights to payment, including those consisting of all accounts receivable in respect of services rendered or products sold to customers by such Seller, any other miscellaneous accounts receivable of such Seller, and any Claim, remedy or other right of such Seller related to any of the foregoing, together with all unpaid financing charges accrued thereon and any payments with respect thereto. “Acquired Assets” means all of the properties, rights, title, interests and other tangible and intangible assets that Sellers own or possess (other than, except in the case of clause (b) below, the Excluded Assets described in clauses (a)-(v) of the definition thereof) (wherever located and whether or not required to be reflected on a balance sheet) and that are related to or used or held for use by such Seller in connection with the conduct of the Business as the same shall exist on the Closing Date, and shall include: (a) the Acquired Tangible Personal Property; (b) all customer data and all biological samples of the Business that are biobanked or otherwise in the possession of Sellers, including genetic data, processed genetic data, analyses of raw genotyped data, phenotype data, ancestry, surveys, user- generated or reported data, linked medical records or other linked health data, account information and biological samples (saliva and blood samples) of the Business (collectively, the “Industry Data”); (c) (i) the Acquired Intellectual Property, together with all goodwill associated therewith and all rights to seek and recover damages for past, present and future infringement, misappropriation or other violation thereof, and (ii) a copy of all embodiments of Acquired Intellectual Property in the possession of Sellers and their Affiliates and excluding any Excluded Assets or other embodiments of any Specified Excluded IP, including in the form of documentation, data, databases, Software and know- how, including the items listed on Section 1.1(a) of the Seller Disclosure Schedules; (d) all IT Assets related to or used or held for use in the conduct of the Business; (e) all intangible assets of each Seller that are not Intellectual Property, including goodwill and going-concern value, in each case, that are related to or used or held for use in the conduct of the Business; (f) the Transferred Contracts; (g) all Accounts Receivable and all other rights of each Seller to receive or recoup, whether by offset or netting against production from the Business and the proceeds thereof or otherwise, amounts owed by Persons other than Sellers and their Affiliates with respect to the Business or Acquired Assets, in each case to the extent accruing from and after the Effective Time; (h) all rights of each Seller in any documents, drawings, diagrams, data, logs and records, operating, maintenance and safety manuals, privacy policies, informed

3 consents, IRB approvals, waivers and protocols, sales order files, purchase order files, test specifications and validation procedures, present vendor, contractor, subcontractor, client, customer and supplier lists, pricing information, sales and promotional literature and paper work and business files of each Seller and other books and records (including personnel and employment records), in each case, related to or used or held for use in connection with the conduct of the Business, including but not limited to all information related to the Acquired Assets or the Business stored or archived in any server, computer, laptop, network, system or other electronic data base, and all Tax Returns and related books, records and workpapers related to the Acquired Assets, the Business, or the Assumed Liabilities, but excluding the Excluded Books and Records (collectively, the “Business Books and Records”); provided, that without limiting Purchaser’s ownership rights in the Business Books and Records, each Seller shall provide to Purchaser copies (whether in hard or electronic form) of such Business Books and Records and shall retain originals (including in circumstances where Sellers are required by Law to retain Business Books and Records); provided, further, all personnel and employment records considered Business Books and Records shall be limited solely to such documents that concern the Transferred Employees; (i) all Claims, causes of action and counterclaims of any Seller against any other Person (except any Affiliate or Insider of any Seller or any Avoidance Actions) relating to the Business, any of the Acquired Assets or any of the Assumed Liabilities; (j) other than the Permits listed on Section 1.1(b) of the Seller Disclosure Schedules (the “Specified Permits”), all Permits held by each Seller relating to the Acquired Assets or the Business (the “Transferred Permits”); (k) all unexpired warranties, indemnities and guarantees in favor of each Seller made or given by manufacturers, contractors, consultants, vendors, suppliers and other third parties to the extent related to or arising from any Acquired Asset or Assumed Liability; (l) all rights to any refund, rebate, or credit of Taxes (other than Excluded Taxes); (m) all supplies owned by each Seller and related to or used or held for use in the Business; (n) all rights of each Seller to collect damages from any Person (other than collections (i) against any Seller or an Affiliate or Insider of any Seller or (ii) to the extent related to or arising from the Excluded Assets, the Excluded Business or the Excluded Liabilities) for past, present or future misappropriation, infringement, or other violation of Acquired Intellectual Property; (o) solely to the extent transferable, all of any Seller’s insurance policies and related Contracts and all rights thereunder that are, in each case, related to the Business (including, the right to make Claims thereunder and to the proceeds thereof), including pending claims under any such insurance policies relating to any Acquired Asset or

4 Assumed Liabilities but excluding (i) any directors and officers insurance policies and (ii) any cyber security insurance policies, and, with respect to the foregoing clauses (i) and (ii), all rights and benefits of any nature of Sellers, including all proceeds and rights to assert claims under such insurance policies; and (p) all rights under all confidentiality agreements with prospective purchasers of the Business or any portion thereof, in each case to the extent related to the Business. “Acquired Intellectual Property” means all Intellectual Property owned or purported to be owned by each Seller and used or held for use in the conduct of the Business. For the avoidance of doubt, the “Acquired Intellectual Property” excludes the Specified Excluded IP. “Acquired Tangible Personal Property” means all fixed assets, equipment, equipment spare parts, machinery, fixtures, tools, furniture and furnishings, consumables, inventory, parts, computers, kits, supplies and other tangible personal property owned by each Seller and related to or used or held for use in connection with the Business or the Acquired Assets. “Action” means any Claim, demand, action, cause of action, suit, complaint, litigation, arbitration, audit, investigation, inquiry, notice of violation, citation, summons, subpoena or other proceeding. “Additional Sellers” means each of (a) 23andMe, Inc., a Delaware corporation, (b) Lemonaid Health, Inc., a Delaware corporation, (c) 23andMe Pharmacy Holdings, Inc., a Delaware corporation, (d) LPharm RX LLC, a Delaware limited liability company, (e) LPharm INS LLC, a Delaware limited liability company, (f) LPharm CS LLC, a Delaware limited liability company, (g) Lemonaid Community Pharmacy, Inc., a Missouri corporation, (h) LPRXOne LLC, a Missouri limited liability company, (i) LPRXTwo LLC, a Missouri limited liability company, (j) LPRXThree LLC, a Missouri limited liability company, and (k) Lemonaid Pharmacy Holdings Inc., a Delaware corporation. “Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble. “Allocation Principles” has the meaning set forth in Section 3.3. “Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws or Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of foreign investment, monopolization or restraint of trade or lessening of competition through merger or acquisition.

5 “Assumed Liabilities” means, without duplication, the following Liabilities (other than the Excluded Liabilities described in clauses (a)-(n) of the definition thereof): (a) all Liabilities of any Seller to the extent arising under the Transferred Contracts solely after the Effective Time (but excluding, for the avoidance of doubt, any Liabilities arising from or relating to any breaches under the Transferred Contracts prior to the Effective Time); (b) all Cure Amounts; (c) all Liabilities of any Seller to the extent arising from the conduct of the Business or the ownership or operation of the Acquired Assets, in each case, for periods after the Effective Time; (d) all obligations of any Seller to complete any kit tests that have been provided to customers of the Business in the Ordinary Course of Business prior to the Closing and to provide results to such customers in the Ordinary Course of Business; and (e) (i) Liabilities for Taxes relating to the Acquired Assets or the Business for any taxable period beginning after the Closing Date and, with respect to any Straddle Period, the portion of such taxable period beginning after the Closing Date as determined pursuant to Section 7.15(b) and (ii) any Taxes that Purchaser bears under Section 7.15(a) (collectively, the “Assumed Taxes”). “Assumption Agreement” means the Assumption Agreement in the form attached hereto as Exhibit A. “Auction” has the meaning set forth in the Bidding Procedures. “Avoidance Action” means any Claim, right or cause of action of each Seller arising under chapter 5 of the Bankruptcy Code and any analogous state or federal statutes and common Law relating to Sellers, the Acquired Assets, the Transferred Contracts or the Assumed Liabilities. “Backup Bidder” has the meaning set forth in the Bidding Procedures. “Bankruptcy Cases” has the meaning set forth in Section 11.1. “Bankruptcy Code” means Title 11 of the United States Code. “Bankruptcy Court” has the meaning set forth in Section 11.1. “Benefit Plan” means (a) any “employee benefit plan” as defined in Section 3(3) of the ERISA (whether or not subject to ERISA) and (b) any other pension, retirement, profit-sharing, savings, bonus, incentive, commission, stock option or other equity or equity-based, deferred compensation, severance, retention, employment, benefit, excess benefit, incentive, equity interest, equity bonus, equity purchase, restricted equity, equity ownership, equity appreciation, phantom equity, savings and thrift, cafeteria, reimbursement, health savings, flexible spending, compensation, welfare, sick leave, vacation, medical, dental, hospitalization, vision, disability,

6 accidental death and dismemberment, life insurance, death benefit, collective bargaining agreement or other agreement with any works council or similar association, post-retirement, transaction bonus, periodic bonus, termination, fringe benefit, perquisite or change of control plan, program, policy, agreement, contract or arrangement, in each case, (i) under which any Business Employee (or any dependent or beneficiary thereof) has any present or future right to compensation or benefits, (ii) that is maintained, sponsored or contributed to by Sellers or any of their Affiliates, or with respect to which Sellers or any of their Affiliates have any obligation to maintain, sponsor or contribute, or (iii) with respect to which Sellers or any of their Affiliates have any direct or indirect Liability, whether contingent or otherwise (other than any plan or program maintained by a Governmental or Regulatory Authority to which any Seller is required to contribute pursuant to applicable law). “Bidding Procedures” means the procedures governing the Auction and Sale Process, as approved by the Bankruptcy Court pursuant to the Bidding Procedures Order and attached as Exhibit 1 to the Bidding Procedures Order, and as may be amended from time to time in accordance with their terms. “Bidding Procedures Order” means the order entered by the Bankruptcy Court on March 28, 2025 approving the Bidding Procedures. “Business” means the business of providing (a) direct-to-consumer genetic testing, analytics and genomic sequencing, and (b) research services based on the Company’s database of genetic and phenotypic information and biological samples provided by customers who have consented to be included in research; but, excluding, in each case, the Excluded Business. “Business Books and Records” has the meaning set forth in the definition of Acquired Assets. “Business Day” means a day (other than a Saturday, Sunday, or national holiday) on which commercial banks in the State of New York and the State of California are open for the transaction of commercial banking business. “Business Employee” means each employee of Sellers who is primarily employed in the Business, or who is primarily dedicated to supporting the Business, as of the Closing Date, including, but not limited to, all full-time, part-time, temporary, seasonal employees, and any individual who is on leave of absence, disability, or other approved leave. “Business Intellectual Property” means all Acquired Intellectual Property and all other Intellectual Property used or held for use in connection with, or otherwise necessary for, the Business as currently conducted. “Business Material Adverse Effect” means any event, change, condition, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Business, the Acquired Assets or the Condition of the Business, taken as a whole; provided, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Business Material Adverse Effect: (a) any adverse change, condition, event, development or effect (whether short-term or long-term) after the Execution Date arising from or relating to (i) general industry

7 change in the industry in which Sellers and the Business operate, (ii) national or international political or social conditions, including international tariffs, trade policies or any “trade war” or similar actions, the engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack (including cyber attacks or cyberterrorism) upon the United States or foreign country, or any of their respective territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) any epidemic, pandemic, disease outbreak, public health emergency (as declared by a Governmental or Regulatory Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group) or any other Emergency, (iv) any general change in financial, banking or securities markets (including any disruption thereof and any decline in the price of any market index), (v) any change in GAAP or regulatory accounting principles after the Execution Date, (vi) changes in laws, rules, regulations, orders or other binding directives issued by any Governmental or Regulatory Authority after the Execution Date or (vii) any earthquakes, fires, hurricanes or other natural disasters or effects of weather and other acts of God, except to the extent, in the case of the foregoing clauses (i) through (vii), any such change, condition, event, development or effect has a disproportionate adverse impact on the Business relative to other Persons operating in the industry in which the Business competes, (b) the taking of any action by any Seller that is expressly required by this Agreement (other than Section 7.1(a)), (c) any matters that arise from any action or omission by Purchaser or its Affiliates that constitutes a breach by Purchaser of this Agreement, (d) any failure to meet a forecast (whether internal or published) of revenue, earnings, cash flow or other data for any period or any change in such a forecast (provided that the underlying reason therefor may be taken into consideration except to the extent otherwise excluded by this definition of Business Material Adverse Effect), (e) the announcement, commencement or consummation of the Bankruptcy Cases, this Agreement or the transactions contemplated hereby, including the loss of any customers, suppliers or employees (other than for purposes of the representations and warranties in Section 5.1(b), Section 5.1(c), Section 5.1(d) and Section 5.1(m)(ix) or for purposes of Section 9.1(a) (to the extent it relates to any such representation or warranty)) and (f) any change in the market price or trading volume of any securities or Indebtedness of any Seller (provided that the underlying reason therefor may be taken into consideration except to the extent otherwise excluded by this definition of Business Material Adverse Effect). “Claim” has the meaning set forth in Section 101(5) of the Bankruptcy Code. “Clayton Act” means Title 15 of the United States Code §§ 12-27 and Title 29 of the United States Code §§ 52-53, as amended. “Closing” means the consummation of the transactions contemplated in this Agreement. “Closing Date” has the meaning set forth in Section 4.1. “Code” means the Internal Revenue Code of 1986, as amended. “Condition of the Business” means the condition of the business, operations, properties and Acquired Assets, and the condition (financial or otherwise) and results of operations of the Business.

8 “Confidential Information” means the Evaluation Material (as defined in the Confidentiality Agreement). “Confidentiality Agreement” means that certain Confidentiality Agreement dated as of April 13, 2025, by and between Purchaser and the Company. “Contract” means any written or oral contract, agreement or instrument, including supply contracts, purchase orders, sale orders, bids, understandings or commitments, customer agreements, licenses, mortgages, subcontracts, indentures, leases of personal property, deeds of trust, notes or guarantees, pledges, liens, or conditional sales agreements to which the Person referred to is a party or by which any of its assets may be bound. “Cure Amounts” has the meaning set forth in Section 2.5(b). “Current Notice” has the meaning set forth in Section 7.11. “Customer Data” means all genetic data, processed genetic data, analyses of raw genotyped data, phenotype data, ancestry, user-generated or reported data, linked medical records or other linked health data, account information and biological samples (saliva and blood samples), including, for the avoidance of doubt, such material or data containing Personal Information of customers of the Business at the Closing Date. “Deposit Escrow Account” means the escrow account established pursuant to the Deposit Escrow Agreement. “Deposit Escrow Agreement” means that certain escrow agreement, dated as of May 7, 2025, executed by and among Purchaser, the Company, and the Escrow Agent. “Deposit Escrow Funds” mean, at any time of determination, the Earnest Deposit deposited in the Deposit Escrow Account, together with any interest earned thereon. “Designated Purchaser” means any direct or indirect wholly owned subsidiary designated by Purchaser to acquire the Acquired Assets and/or assume the Assumed Liabilities pursuant to Section 12.7. “Earnest Deposit” has the meaning set forth in Section 3.1(b). “Effective Time” means 12:01 a.m., Eastern Time, on the Closing Date. “Emergency” means any (a) natural, nuclear or manmade disasters, weather conditions, wild fires, volcanic eruptions, mudslides, earthquake, hurricanes, monsoons, tsunamis, storms, tornadoes, windstorms, floods, epidemics, pandemics or disease outbreaks or public health emergencies (as declared by the World Health Organization, the Health and Human Services Secretary of the United States, Public Health England or the European Centre for Disease Prevention and Control) or other acts of God, or (b) any act of civil unrest, war, sabotage, cyberattacks, terrorism or military actions, or the escalation thereof, including an outbreak or escalation of hostilities involving the United States or any other Governmental or Regulatory

9 Authority or the declaration by the United States or any other Governmental or Regulatory Authority of a national emergency or war. “Environmental Laws” means all Laws relating to pollution, public health and safety (as it relates to exposure to Hazardous Materials) or protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, and any state or local counterparts or equivalents, as such requirements have been enacted and are in effect on or prior to the Closing Date. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “Escrow Agent” means JPMorgan Chase Bank, N.A. “Excluded Assets” means all assets, rights, Claims or properties owned by any Seller that are not Acquired Assets, including: (a) all Leased Real Property (including, for the avoidance of doubt, the Real Property Leases); (b) all cash, restricted cash, rights in bank accounts, certificates of deposit, bank deposits, cash equivalents, professional fee retainers, the cash surrender value of any life insurance policies, investment securities and checks or other payments received by any Seller (including received in lock boxes) prior to the Effective Time; (c) the Purchase Price and the Earnest Deposit; (d) any prepayments and good faith and other bid deposits submitted by any third party under the terms of the Bidding Procedures Order; (e) all Accounts Receivable and all other rights of any Seller to receive or recoup, whether by offset or netting against production from the Acquired Assets and the proceeds thereof or otherwise, amounts owed by Persons other than Sellers and their Affiliates with respect to the Acquired Assets, in each case, to the extent accruing prior to the Effective Time; (f) any deposits, restricted cash, escrows, surety bonds or other financial assurances and any cash or cash equivalents securing any surety bonds or financial assurances, in each case, to the extent arising under the Excluded Assets or Excluded Liabilities; (g) all trade credits or contractually required refunds of costs or expenses borne by any Seller, in each case, to the extent attributable to the Acquired Assets and to any period of time prior to the Effective Time; (h) any rights to any refund, rebate, or credit of Excluded Taxes;

10 (i) any Seller’s rights under this Agreement and the Related Agreements; (j) all Permits that are not Transferred Permits; (k) the Excluded Books and Records; (l) (i) all directors and officers insurance policies and cyber security insurance policies, and all rights and benefits of any nature of Sellers with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries and (ii) the proceeds of any insurance policies with respect to pending claims under any insurance policies to the extent relating to the Excluded Business or to any Excluded Assets or Excluded Liabilities; (m) any Avoidance Actions, including any Avoidance Actions against Affiliates or Insiders of any Seller; (n) all Claims, causes of action and counterclaims of any Seller against any Affiliate or Insider of any Seller; (o) all interests and other assets primarily related to or primarily used or held for use in the conduct of the Excluded Business (other than the Acquired Assets); (p) all other Claims, interests, rights, rebates, abatements, remedies, recoveries, goodwill, customer and referral relationships, other intangible property and all privileges, set-offs and benefits of Sellers, and all Claims, demands, indemnification rights or causes of action, available to any of Sellers or their estates against third parties to the extent related to the Excluded Assets, the Excluded Business or the Excluded Liabilities, in each case, that are not specifically identified as Acquired Assets in clauses (a) through (p) of the definition thereof; (q) all Claims of each Seller to any deposits, refunds, rebates, prepaid items and prepaid expenses of each Seller paid at or prior to the Effective Time or attributable to expenses incurred or goods or services provided by the Business at or prior to the Effective Time; (r) the Specified Excluded IP; (s) the sponsorship of, and all rights, titles, interests and assets associated with, any Benefit Plan, and any related trusts, insurance policies or other assets funded thereunder; (t) all shares of capital stock or other equity interests in or issued by any Seller or any of their respective subsidiaries, or any securities convertible into, exchangeable or exercisable for shares of capital stock or any other equity interest in or issued by any Seller; (u) all debts, demands, causes of action or other rights or Claims of any Seller against any Affiliates of any Seller, including any intercompany receivables due from any such Affiliate of any Seller (other than the Acquired Assets); and

11 (v) the Contracts listed on Section 1.1(c) of the Seller Disclosure Schedules or otherwise designated as Excluded Listed Contracts pursuant to Section 2.5(c) (the “Excluded Listed Contracts”); provided, that Excluded Assets shall not include the Acquired Assets described in clause (b) of the definition thereof. “Excluded Books and Records” means, other than with respect to Transferred Employees (a) all books and records relating to employee benefit matters, (b) all books and records relating to employees (other than those specifically excluded as Acquired Assets), (c) all minute books of any Seller, (d) all income Tax Returns and income Tax records related to income Taxes paid or payable by any of the Sellers or their Affiliates, (e) all books and records prepared in anticipation of or in connection with to the negotiation, execution or performance by Sellers under this Agreement or any Related Agreement except for copies of such books and records to the extent made available to Purchaser prior to Closing, (f) all books and records that are subject to attorney-client privilege or other work product privilege that would reasonably be expected to be waived if provided to Purchaser hereunder (provided that in the event that the restrictions set forth in this clause (f) apply, Sellers shall, to the extent legally permissible, inform Purchaser as to the general nature of what is being withheld and shall use Reasonable Efforts to implement alternative disclosure arrangements to enable Purchaser to access such books and records without jeopardizing the attorney-client or other work product privilege, and such alternative disclosure shall be deemed to be Business Books and Records hereunder) and (g) any other books and records to the extent relating to the Excluded Assets, the Excluded Business or the Excluded Liabilities. “Excluded Business” means the business of providing telehealth services providing medical care, pharmacy fulfillment and, the lab and test ordering services operated by Lemonaid Health, Inc. “Excluded Liabilities” means all Liabilities of each Seller that are not Assumed Liabilities, and shall include: (a) any Liabilities relating to any claim (as defined in 11 U.S.C. § 101(5)) that in each case, arises out of, relates to, or is in any way based on events or occurrences taking place before the Closing, including any active, pending, threatened or potential litigation, arbitration, mediation, or any dispute to which any Seller or any of their respective Affiliates is or may be a party or could become a party, including any Liabilities relating to any such claim arising out of or relating to, or in any way based on any cyber incident, data security incident, or other consumer privacy matter (including any claim from any entity (as defined in 11 U.S.C. § 101(15)) based on regulatory, statutory, or other violations of applicable law relating to any of the foregoing); (b) all Liabilities of each Seller and each Affiliate of such Seller in respect of any Indebtedness, other than the Support Obligations addressed in Section 7.10; (c) all (i) Liabilities for, comprising, or in respect of (A) Taxes of, imposed on, or payable by any Seller or any Affiliate of any Seller for any taxable period, including, without limitation, (1) income Taxes (whether or not then due), arising in connection with

12 the consummation of the transactions contemplated by this Agreement, and (2) the unpaid pre-Closing Taxes of any other Person under section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) or as a transferee, successor, by Contract, by Law or otherwise; (B) Taxes imposed on or with respect to the Acquired Assets, the Assumed Liabilities, the Business or any of its facilities (except for Taxes allocated to Purchaser pursuant to Section 7.15(a)) for all Pre-Closing Tax Periods, and with respect to any Straddle Period, the portion of such taxable period ending on or prior to the Closing Date as determined pursuant to Section 7.15(b); (C) Taxes imposed on or with respect to any Excluded Assets, the Excluded Liabilities, or the Excluded Business for any taxable period; and (D) Taxes imposed on or with respect to the transactions contemplated by this Agreement (including any Transfer Taxes that are allocated to Seller pursuant to Section 7.15(a), but excluding any Transfer Taxes that are allocated to Purchaser pursuant to Section 7.15(a)); and (ii) Liabilities of the Purchaser or any of its Affiliates for any Taxes as a transferee or successor to any Seller or its Affiliates (collectively, clauses (i) and (ii), “Excluded Taxes”); (d) all Liabilities of each Seller to any Affiliate of any Seller or any current or former shareholder, director or officer of such Seller or any Affiliate of such Seller, including, any Liability arising out of or related to any loan, or any accrued interest related thereto, from any Affiliate of any Seller or any member, director or officer of such Seller or any Affiliate to any Seller; (e) all Liabilities of any Seller or any Affiliate of any Seller with respect to any Benefit Plans; (f) all Liabilities relating to the employment or service, or termination thereof, of employees or other service providers of Sellers or their Affiliates with Sellers or their respective Affiliates (for clarity, not including Liabilities relating to the employment, or termination thereof, of Transferred Employees with Purchaser or its Affiliates that arise after the Closing Date); (g) all Liabilities to the extent arising out of or relating to the Excluded Business or any Excluded Asset; (h) all Liabilities arising under section 503(b)(9) of the Bankruptcy Code; (i) all current Liabilities and obligations of any Seller or any Affiliate of any Seller relating to or arising under trade payables of the Business that remain unpaid and payable on or after the Effective Time (solely to the extent accrued prior to or as of the Effective Time); (j) all Liabilities related to, resulting from or arising out of any (i) unredeemed refund amounts, (ii) customer deposits, or (iii) customer promotions and loyalty programs, in each case, in connection with the Acquired Assets and conduct of the Business prior to the Effective Time; (k) all Liabilities relating to or arising out of the wind-down of the Excluded Business;

13 (l) all Liabilities relating to or arising out of Environmental Laws or Hazardous Materials; (m) all Liabilities to the extent arising from the conduct of the Business or the ownership or operation of the Acquired Assets prior to the Effective Time; and (n) except as set forth in Section 12.13, each Seller’s costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement. “Execution Date” has the meaning set forth in the preamble. “FDA” has the meaning set forth in Section 5.1(h). “Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs with or for the benefit of any Governmental or Regulatory Authority. “Federal Trade Commission Act” means the Federal Trade Commission Act (15 U.S.C. § 41 et seq.), as amended, and the rules and regulations promulgated thereunder. “Fraud” means an act committed by a Seller or the Purchaser in the making of the representations and warranties set forth in Section 5.1 or Section 5.2 of this Agreement, as applicable, in any such case, with the intent to deceive another party hereto, or to induce such other party to enter into this Agreement and requires (a) a false representation of material fact made in such representation; (b) with knowledge that such representation is false; (c) with an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it; (d) causing that party, in justifiable reliance upon such false representation, to take or refrain from taking action; and (e) causing such party to suffer damage by reason of such reliance, which together constitutes common law fraud under Delaware law (and does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory). “GAAP” means United States generally accepted accounting principles, consistently applied. “GDPR” means, collectively, the European Union’s General Data Protection Regulation and the United Kingdom’s General Data Protection Regulation. “General Assignment” means the General Assignment substantially in the form attached hereto as Exhibit B. “Governmental or Regulatory Authority” means any court, tribunal, public or private arbitrator, authority, agency, commission, official or other instrumentality of the United States, or any country, state, county, city or other political subdivision, including any self-regulatory organization or similar governmental or quasi-governmental entity or body having jurisdiction.

14 “Hazardous Materials” means any substance or material that has been listed, defined or regulated or otherwise classified by any Environmental Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “pollutant,” “contaminant,” or any other similar term, including polychlorinated biphenyls, per- and polyfluoroalkyl substances, friable asbestos, petroleum products, petroleum derived substances or any fraction thereof, and urea-formaldehyde. “Health Care Laws” means, solely to the extent applicable to the Acquired Assets or Assumed Liabilities, all Laws and Orders relating to health care providers’ participation in Federal Health Care Programs, the practice of medicine, institutional and professional licensure, pharmacology and the securing, administering and dispensing of drugs and devices, medical documentation and physician orders, medical record retention, the collection, maintenance, and retention of human samples and specimens, clinical trials, pharmacy services and fulfillment, laboratory services, diagnostic testing, unprofessional conduct, fee-splitting, referrals, patient brokering, kickbacks, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, medical and genetic privacy and security, patient confidentiality and informed consent, standards of care, quality assurance, risk management, utilization review, peer review, mandated reporting of incidents, occurrences, diseases and events, advertising or marketing of health care services, including state anti-kickback statutes, state anti-referral laws, criminal false claims statutes (e.g. 18 U.S.C. §§ 287 and 1001), the False Claims Act (31 U.S.C. § 3729, et seq.), the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.) (and similar state laws), the Genetic Information Nondiscrimination Act of 2008 (and similar state laws) (42 U.S.C. § 2000ff), the Patient Protection and Affordable Care Act of 2010 and the rules and regulations promulgated under the foregoing statutes. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act, Pub. L. No. 111-5, and all rules and regulations promulgated thereunder, and as otherwise may be amended from time to time by Congress or rulemaking authority of the Secretary of the Department of Health and Human Services, and the implementing regulations and guidance promulgated thereunder (including the Standards for Privacy of Individually Identifiable Health Information (45 C.F.R. Parts 160 and 164)), the Security Standards for the Protection of Electronic Protected Health Information (45 C.F.R. Parts 160,162, and 164), the Breach Notification Rule (45 C.F.R. Parts 160 and 164 Parts A and D), and the Standards for Electronic Transactions and Code Sets (45 C.F.R. Parts 160 and 162) promulgated thereunder. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §§ 15c-15h, 18a), as amended, and the rules promulgated thereunder. “IRB Approval” has the meaning set forth in Section 7.17. “Indebtedness” means, as to any Person, without duplication, (a) all Liabilities of such Person for borrowed money or in respect of loans or advances (including, reimbursement and all other obligations with respect to surety bonds, guarantees, letters of credit, banker’s acceptances, corporate credit card or business credit lines, indemnities, performance letters, comfort letters and other arrangements similar to the foregoing, in each case only to the extent drawn), (b) all

15 Liabilities of such Person under or pursuant to any arrangement to pay the deferred purchase price of property or services or the acquisition of any business, (c) all Liabilities of such Person under or pursuant to any interest rate and currency swaps, caps, collars, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and similar financial hedging devices and agreements, in each case, to the extent out of the money, (d) all Liabilities created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of such Person or lender under such agreement in the event of default are limited to repossession or sale of such property), other than inventory or other property purchased by such Person in the Ordinary Course of Business, (e) all obligations or liabilities of such Person under or pursuant to leases which are required to be, in accordance with GAAP, recorded as capital leases, (f) all Liabilities secured by any Lien (excluding Permitted Encumbrances) on any property or asset owned by that Person, regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, (g) all Liabilities of such Person for off balance sheet financing of such Person (other than operating leases), (h) all Liabilities of such Person evidenced by bonds, debentures, notes or other similar securities or instruments, (i) all Liabilities of such Person for any direct or indirect guarantees made by such Person of any Indebtedness of any other Person described in clauses (a) through (h), and (j) any accrued but unpaid interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses, in each case, that are actually payable in connection with retirement, payment or prepayment of any of the foregoing Liabilities. “Industry Data” has the meaning set forth in the definition of Acquired Assets. “Insider” has the meaning set forth in Section 101(31) of the Bankruptcy Code. “Intellectual Property” means all intellectual property rights, whether registered or unregistered, as they exist anywhere in the world, including all (a) patents and patent applications (“Patents”), (b) trademarks and service marks, trade names and logos other designations of source or origin (“Trademarks”), (c) URLs and Internet domain names, social media handles and other names, identifiers and locators associated with Internet sites and services (“Internet Properties”), (d) copyrights, (e) Software, (f) industrial designs and inventions, (g) proprietary know-how, confidential business information and trade secrets and (h) other intellectual property. “Intellectual Property Assignment Agreement” means the Intellectual Property Assignment Agreement substantially in the form attached hereto as Exhibit C. “Interest” means Liens, encumbrances, pledges, mortgages, deeds of trust, security interests, leases, charges, fines or penalties related to governmental violations, options, rights of first refusal, easements, servitudes, proxies, voting trusts or agreements, transfer restrictions under any agreement, and any other rights, Claims or demands of any kind whatsoever of other Persons, in each case, whether known or unknown, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, mature or unmatured, material or non-material, disputed or undisputed. “Internet Properties” has the meaning set forth in the definition of Intellectual Property.

16 “IRB” means an institutional review board, ethics committee or other independent committee that reviews research proposals to ensure the protection of the rights and welfare of human research subjects. “IRS” means the U.S. Internal Revenue Service. “IT Systems” means any and all computers, hardware, Software, firmware, networks, servers, workstations, routers, hubs, switches, circuits, storage devices, data communications lines, interfaces, applications, websites and information technology infrastructure, assets and equipment. “Knowledge” means, with respect to Sellers, the knowledge, after reasonable inquiry, of Joe Selsavage and Guy Chayoun and their direct reports. “Laws” means all laws, statutes, rules, regulations and ordinances in any jurisdiction or any state, county, country, city or other political subdivision or of any Governmental or Regulatory Authority, including, the Bankruptcy Code, Internal Revenue Code, ERISA, Environmental Laws, public health and OSHA and Health Care Laws. “Leased Real Property” means collectively, all of Sellers’ right, title and interest in any real property leased, subleased or licensed by Sellers as lessees, sublessees or licensees, pursuant to the Real Property Leases. “Liability” or “Liabilities” means any or all obligations (whether to make payments, to give notices or to perform or not perform any action), commitments, contingencies and other liabilities of a Person (whether known or unknown, asserted or not asserted, whether absolute, accrued, contingent, fixed or otherwise, determined or determinable, liquidated or unliquidated, and whether due or to become due). “Licensed IP” means all Acquired Intellectual Property, in each case, that are used in the Excluded Business or used in connection with the Excluded Assets prior to the Closing. “Lien” means any mortgage, pledge, security interest, hypothecation, assignment, encumbrance, lease, lien (including consensual liens, judicial liens or statutory liens), option, right of use and other rights and Claims of other Persons, any conditional sale contract, title retention contract, or other encumbrance of any kind, including easements, conditions, reservations and restrictions. “Material Contracts” has the meaning set forth in Section 5.1(n)(i). “Order” means and includes any writ, judgment, decree, injunction, award or other order of any Governmental or Regulatory Authority, including the Bankruptcy Court. “Ordinary Course of Business” means an action taken by a Person if such action is in the ordinary course of business and consistent with the past practices of such Person including with respect to quantity and frequency, subject, however, to those actions necessary and incident to the Bankruptcy Cases.

17 “Organizational Document” means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) operating agreement, limited liability company agreement, or similar document governing a limited liability company, (c) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (d) any amendment to any of the foregoing. “OSHA” means the Occupational Safety and Health Act of 1970, 29 U.S.C. §651, et seq. “Outside Closing Date” means September 1, 2025. “Patent” has the meaning set forth in the definition of Intellectual Property. “Permits” means all licenses, permits, certificates, orders, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority. “Permitted Encumbrances” means (a) Liens created by, through or under Purchaser or its successors or assigns, (b) non-exclusive licenses of Intellectual Property as set forth on Section 1.1(d) of the Seller Disclosure Schedules and (c) solely prior to Closing, any Lien that will be removed or released by operation of the Sale Order or otherwise prior to the Closing. “Person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, government, Governmental or Regulatory Authority, or any other entity whatsoever. “Personal Information” means data or information relating to an identified or identifiable individual natural person, including any data or information on any media that, alone or in combination with other data or information, can, directly or indirectly, reasonably identify an individual natural person, or any data or information that is defined as personal data, protected health information, personally identifiable information, personal information or similar defined term under any Privacy Law. “Petition Date” has the meaning set forth in the recitals. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, in the case of any Straddle Period, the portion of such Straddle Period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Closing Date. “Prior Event” means any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, including any approval or acceptance given or denied, whether known or unknown, which occurred, existed, was taken, or begun prior to the consummation of the transactions contemplated hereunder; provided, that for the avoidance of doubt, “Prior Event” shall include any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type which occurred, existed, was taken, or begun in accordance with, pursuant to, or by virtue

18 of: (a) the Bankruptcy Cases or the events leading to the commencement thereof or (b) any oral or written agreement relating to the foregoing (a). “Privacy Laws” means all Laws relating to privacy, data protection, information security, cybersecurity, and the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Information. “Privacy Requirement” has the meaning set forth in Section 5.1(m). “Purchase Price” has the meaning set forth in Section 3.1(a). “Purchaser” has the meaning set forth in the preamble. “Purchaser Required Approvals” means the permissions and authorizations that the Purchaser needs to obtain for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder. “Real Property Leases” means all of Sellers’ right, title and interest in all leases, subleases, licenses or other occupancy agreements, including all amendments, renewals and other agreements with respect thereto, pursuant to which a Seller holds a leasehold or subleasehold interest in, or is granted a license or other right to use, any real property. “Reasonable Efforts” means the commercially reasonable efforts that a reasonable Person wanting to achieve the result in question would take under similar circumstances to achieve that result as expeditiously as possible. “Receiving Party” has the meaning set forth in Section 7.7. “Registered Intellectual Property” means all registrations, issuances and applications for registration for the Acquired Intellectual Property (including patents, trademarks, copyrights and domain names) that is filed with or recorded by any Governmental or Regulatory Authority or registrar. “Related Agreements” means all agreements, certificates, instruments or other documents required to be executed and/or delivered pursuant to or in connection with this Agreement by any Person, including, the Assumption Agreement, the General Assignment, and the Intellectual Property Assignment Agreement. “Remedy Actions” has the meaning set forth in Section 6.3. “Representative” means, with respect to any Person, its directors, officers, employees, agents, advisors or other representatives. “Sale” has the meaning set forth in the recitals. “Sale Hearing” means the hearing before the Bankruptcy Court to consider entry of the Sale Order, which may also be a hearing before the Bankruptcy Court to consider entry of an order confirming a chapter 11 plan.

19 “Sale Order” means an Order of the Bankruptcy Court approving this Agreement and consummation of the Sale and the other transactions contemplated hereby, which Order shall be in form and substance reasonably acceptable to each of the Sellers and the Purchaser and shall be consistent in all material respects with Section 11.2(e). “Sale Process” has the meaning set forth in the recitals. “SEC” means the United States Securities and Exchange Commission. “Seller” has the meaning set forth in the preamble. “Seller Disclosure Schedules” means the disclosure schedules of Sellers attached hereto and which, for the avoidance of doubt, exclude Schedule 3.3. “Seller Fundamental Representations” means, collectively, the representations and warranties in the first sentence of Section 5.1(a) (Organization and Existence), Section 5.1(b) (Authority and Approval), Section 5.1(c)(i) (No Conflict), Section 5.1(q) (Brokers) and Section 5.1(v)(iii) and (iv) (Data; Biobank). “Sellers” has the meaning set forth in the preamble. “Sherman Act” means title 15 of the United States Code §§ 1-7, as amended. “Software” means computer software, including, source code, object code, operating manuals, related systems data, source programs, record layouts, program libraries, code repositories, development tools, application programming interfaces, user interfaces, files, manuals, derivative works, foreign language versions, fixes, upgrades, updates, enhancements, current and prior versions and releases, and all programmers’ notes, media and other tangible property necessary for the delivery or transfer of any of the foregoing as well as any other documentation in those application areas that may pertain to any data processing system or operation. “Specified Excluded IP” means the Intellectual Property set forth on Section 1.1(e) of the Seller Disclosure Schedules. “Straddle Period” means a taxable period that includes but does not end on the Closing Date. “Successful Bidder” has the meaning set forth in the Bidding Procedures. “Support Obligations” has the meaning set forth in Section 7.10. “Tax Returns” means all returns, declarations, elections, claims for refunds, estimated Tax filings, reports, statements, schedules, notices, forms or other documents or information filed or required to be filed in respect of the determination, assessment, collection, withholding or payment of any Tax or in connection with the administration, implementation or enforcement of any legal requirement relating to any Tax, and the term “Tax Return” means any one of the foregoing Tax Returns.

20 “Taxes” means all taxes, charges, fees, levies or other like assessments, including U.S. federal, state or local, provincial, foreign, or other net income, gross income, windfall, gross receipts, estimated, sales, use, ad valorem, franchise, profits, net worth, alternative or add-on minimum, capital gains, license, withholding, payroll, employment, severance, unemployment, social security including Medicare and additional Medicare, excise, property, transfer, custom, duty, stamp, inventory, value-added, goods and services, digital services and any and all other taxes, assessments, fees or other governmental charges, together with any interest and any penalties, additions to tax, estimated taxes or additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes. “Taxing Authority” means any federal state, local or foreign Governmental or Regulatory Authority responsible for the imposition, collection or administration of any Tax. “Trademarks” has the meaning set forth in the definition of Intellectual Property. “Transfer Taxes” means all stamp, documentary, registration, value-added, transfer, sales, use, reporting, recording, filing and other similar fees, Taxes and charges arising out of or in connection with the transfer of the Acquired Assets effected pursuant to this Agreement. “Transferred Contracts” means, collectively, all Contracts to which any Seller is a party (including all customer agreements, joint venture agreements, license agreements, purchase orders or similar instruments, agreements with any vendor, service provider, manufacturer or supplier of any Seller), in each case, that (a) are set forth on Section 1.1(f) of the Seller Disclosure Schedules or (b) are designated as Transferred Contracts pursuant to Section 2.5(c); provided that no employment agreement (or any similar Contract) or Real Property Lease shall be a Transferred Contract. “Transferred Employees” has the meaning set forth in Section 8.1. “Transferred Permits” has the meaning set forth in the definition of Acquired Assets. “Treasury Regulations” means the regulations (including all proposed and temporary regulations) promulgated by the U.S. Department of the Treasury under the Code, as such regulations may be amended from time to time. “Union” means any labor union, works council, or other labor representative or organization representing or purporting to represent any Business Employees or independent contractors of the Sellers. “WARN Act” means the Worker Adjustment and Retraining Notification Act. “Willful Breach” means an intentional act or failure to act that is in breach of a covenant or agreement in this Agreement, where such action or failure to act was taken (or failed to be taken) with actual knowledge that the taking of, or the failure to take, such act was or would reasonably be expected to cause a breach of a covenant or agreement in this Agreement.

21 Section 1.2 Construction of Certain Terms and Phrases. (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” or “clause” refer to the specified Article, Section, or clause of this Agreement, (v) the word “including” (and, with correlative meaning, the word “include”) means “including, without limitation,” and (vi) the words “shall” and “will” are used interchangeably and have the same meaning. Any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder, unless the context otherwise requires. Any reference in this Agreement to any contract, license, agreement or order means such contract, license, agreement or order as amended, supplemented or modified from time to time in accordance with the terms thereof. Currency amounts referenced in this Agreement are in U.S. Dollars. (b) Any representation or warranty contained herein as to the enforceability of a Contract (including this Agreement and any Related Agreement) will be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). (c) This Agreement is being entered into by and among competent and sophisticated parties who are experienced in business matters and represented by counsel and other advisors, and have been reviewed by the parties and their counsel and other advisors. Therefore, any ambiguous language in this Agreement will not be construed against any particular party as the drafter of the language. (d) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. (e) The phrases “provided,” “delivered,” or “made available,” when used for the purposes of Article V herein, mean that the information or materials referred to have been posted to the on-line “virtual data room” established at Datasite under project name “Chrome 2025” by 11:59 on E.T. on the date that is one (1) day prior to the Execution Date (provided that Sellers shall exercise Reasonable Efforts for Purchaser and its counsel to have continuous access to the virtual data room through the Closing). ARTICLE II Purchase and Sale and Assumption Section 2.1 Purchase and Sale of Acquired Assets. Upon the terms and subject to the conditions of this Agreement and the Sale Order, including Section 7.3, at the Closing, each Seller

22 will sell, transfer, convey, assign, deliver and set over to Purchaser or a Designated Purchaser, and Purchaser or a Designated Purchaser will purchase and accept, all of the right, title, benefit and interest of such Seller in, to and under, the Acquired Assets, free and clear of all Liens and Interests (other than Permitted Encumbrances), pursuant to Section 363 of the Bankruptcy Code. Other than the Permitted Encumbrances, all mortgages or other Liens on the Acquired Assets securing Indebtedness shall attach to the net proceeds of the Sale pursuant to Sections 363(f) and/or 1123(b)(4) of the Bankruptcy Code so that the Acquired Assets will be sold free and clear of such Liens and other Interests. At the Closing, the sale, transfer, conveyance, assignment and delivery of the Acquired Assets will be effected pursuant to the General Assignment, the Intellectual Property Assignment Agreement, the Sale Order and other instruments of transfer described in Section 4.2(a). Section 2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the Acquired Assets do not include, and in no event will Purchaser or the Designated Purchaser(s) acquire any right, title, benefit or interest in, to or under, any of the Excluded Assets. Section 2.3 Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, including Section 7.3, at the Closing, Purchaser or a Designated Purchaser will assume and agree to pay, perform and discharge and hold each Seller harmless from all of the Assumed Liabilities. The assumption of the Assumed Liabilities by Purchaser or a Designated Purchaser will be effected pursuant to the Assumption Agreement and the Sale Order. Section 2.4 Excluded Liabilities. Notwithstanding anything to the contrary contained herein, the Assumed Liabilities will not include, and in no event will Purchaser or any Designated Purchaser (or, for the avoidance of doubt, any of their respective Affiliates) assume, be required to pay, perform, discharge or hold any Seller harmless from, any Excluded Liabilities. Section 2.5 Assignment and Cure Amounts. (a) Subject to the terms and conditions of this Agreement and the entry of the Sale Order, at the Closing and pursuant to Section 365 of the Bankruptcy Code, each Seller shall assume and assign to Purchaser or a Designated Purchaser, and Purchaser or a Designated Purchaser shall take assignment from such Seller of, the Transferred Contracts. Purchaser or a Designated Purchaser shall be responsible for any Cure Amounts and for satisfying the requirements of “adequate assurance of future performance” as required by Section 365 of the Bankruptcy Code and shall cooperate fully with each Seller in seeking such approval from the Bankruptcy Court, including Purchaser or a Designated Purchaser providing the necessary evidence required in connection with the Sale Hearing, as applicable, to approve this Agreement and the transactions contemplated herein. (b) The cure amounts (collectively, the “Cure Amounts”), if any, necessary to cure all defaults, if any, and to pay all actual or pecuniary losses, if any, that have resulted from any defaults on the part of a Seller under the Transferred Contracts shall be paid by Purchaser or a Designated Purchaser at the Closing or as soon as reasonably practicable thereafter (except as otherwise agreed to by the other party to the Transferred Contracts) and such Seller shall have no Liability for any such Cure Amounts. Consistent with the Bidding Procedures Order, if reasonably requested by Purchaser or a Designated Purchaser

23 and at Purchaser’s or a Designated Purchaser’s sole cost and expense, Sellers will prosecute to conclusion objection(s) to the Cure Amount(s) claimed by the counterparty to any Contract, lease or license. The Cure Amounts described in this Section 2.5(b), based on the Knowledge of Sellers, are set forth on Section 2.5(b) of the Seller Disclosure Schedules. As part of the Sale Process, Sellers shall file with the Bankruptcy Court the Schedule of Transferred Contracts, which shall be in form and substance reasonably acceptable to Purchaser or a Designated Purchaser, setting forth the Transferred Contracts and the respective Cure Amounts as to each Transferred Contract. (c) From and after the Execution Date until the earlier of (y) three (3) Business Days prior to the Closing and (z) the date on which the Bankruptcy Court enters the Sale Order confirming Sellers’ plan of reorganization or liquidation, Buyer may, in consultation with Sellers, propose to designate any Contract then in effect that Sellers have not otherwise disposed of, or agreed to dispose of (including by filing any motion to reject), that is necessary to administer, control and exercise legal rights with respect to the use of all other Acquired Assets, in each case, in the same manner in all material respects as by and on behalf of Sellers (as applicable) in connection with the Business during the twelve (12) months prior to the Execution Date (and is not an Excluded Listed Contract as of the Effective Date), as a Transferred Contract, as applicable, or designate any such Contract that would otherwise be a Transferred Contract as an Excluded Listed Contract, in each case by providing written notice of such designation or removal to Sellers and, in the case of designating an additional Transferred Contract, Sellers will use reasonable best efforts to cause such Contract to be assumed and assigned to Buyer in accordance with the Bankruptcy Code. Notwithstanding the foregoing, (i) Sellers may not designate any such Contract as a Transferred Contract after Closing if Sellers have rejected, agreed to dispose, or disposed, of such Contract or require such Contract in order to provide services to any other business line of Sellers and (ii) Sellers shall provide not less than two (2) Business Days’ notice to Buyer prior to filing any motion to reject, agreeing to dispose or disposing any Contract that is necessary to administer, control and exercise legal rights with respect to the use of all other Acquired Assets, in each case, in the same manner in all material respects as by and on behalf of Sellers (as applicable) in connection with the Business during the twelve (12) months prior to the Execution Date (other than any Excluded Listed Contract). In the case of any removal or addition of a Transferred Contract pursuant to this Section 2.5(c), Sellers shall give notice to the other parties to any Contract to which such removal or addition relates within three (3) Business Days of Buyer notifying Sellers of such removal or addition. Section 2.6 Bulk Sales Laws. The parties intend that pursuant to Section 363(f) of the Bankruptcy Code, the transfer of the Acquired Assets shall be free and clear of all Liens, Liabilities and other Interests (except Permitted Encumbrances) in the Acquired Assets including any liens or claims arising out of the bulk sales, bulk transfer, and similar Laws, and the parties shall take such steps as may be necessary or appropriate to so provide in the Sale Order. The parties hereto hereby waive compliance by Sellers with the requirements and provisions of any “bulk-transfer” or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale and transfer of any or all of the Acquired Assets to Purchaser or a Designated Purchaser, and Purchaser and any Designated Purchaser hereby waives all Claims against Sellers to the extent related to non-compliance therewith.

24 ARTICLE III Purchase Price Section 3.1 Purchase Price; Earnest Deposit. (a) The purchase price for the Acquired Assets will be, in addition to the Assumed Liabilities and the Cure Amounts (which Cure Amounts shall be paid by Purchaser to the applicable counterparty at the Closing or as soon as reasonably practicable thereafter (except as otherwise agreed to by the other party to the applicable Transferred Contract)), an amount equal to Two Hundred Fifty Six Million Dollars ($256,000,000) (the “Purchase Price”). (b) Prior the Execution Date, Purchaser or one of its Affiliates has made an earnest deposit by wire transfer of immediately available funds into the Deposit Escrow Account equal to Five Million Dollars ($5,000,000). In accordance with the Bidding Procedures Order and the Bidding Procedures, Purchaser or one of its Affiliates shall make an additional earnest deposit by wire transfer of immediately available funds into the Deposit Escrow Account equal to Twenty Million Six Hundred Thousand Dollars ($20,600,000) promptly following the Execution Date, such that the total earnest deposit amount shall be equal to ten percent (10%) of the Purchase Price (the “Earnest Deposit”) in accordance with the Bidding Procedures Order and the Bidding Procedures. The Deposit Escrow Funds while remaining in the Deposit Escrow Account, shall not be subject to any lien, attachment, trustee process, or any other judicial process of any creditor of any Seller, Purchaser or their respective Affiliates, and the Deposit Escrow Agreement shall provide that the Deposit Escrow Funds shall be released in accordance with the provisions of this Agreement, the Bidding Procedures Order, and the Bidding Procedures. All interest earned on the Earnest Deposit in the Deposit Escrow Account shall be distributed by the Escrow Agent (i) following the Closing, to Purchaser upon the termination of the Deposit Escrow Account, or (ii) if the Agreement is terminated prior to the Closing, to Sellers or Purchaser, as applicable, in accordance with Section 10.2. Any portion of the Deposit Escrow Funds released to Purchaser in accordance with the terms of this Agreement, the Bidding Procedures Order, and the Bidding Procedures shall not be subject to any Lien, attachment, trustee process or any other judicial process of any creditor of any Seller. At the Closing, (x) the Earnest Deposit shall be credited against the Purchase Price and distributed by the Escrow Agent to Sellers; and (y) Purchaser will pay to Sellers by wire transfer of immediately available funds to an account specified in writing by Sellers an amount equal to the Purchase Price minus the Earnest Deposit. Section 3.2 Withholding. Purchaser and any Designated Purchaser shall be entitled to deduct and withhold any amounts Purchaser or any Designated Purchaser is required to deduct and withhold under any applicable Law in connection with payments to be made by Purchaser or any Designated Purchaser pursuant to the terms of this Agreement. If Purchaser determines that any such deduction or withholding of Tax (other than any deduction or withholding as a result of the failure to provide an IRS Form W-9 for any Seller in compliance with Section 4.2(a)(v)) is required with respect to any payment under this Agreement, then Purchaser shall give written notice to Sellers describing the basis for such withholding in reasonable detail at least five (5) Business

25 Days prior to making such payment and Purchaser shall provide Sellers with a reasonable opportunity to provide any applicable certificate, form or documentation that would reduce or eliminate the requirement to deduct and withhold Tax with respect to such payment and Purchaser shall otherwise use commercially reasonable efforts to cooperate with Sellers and take such steps as Sellers may reasonably request to reduce or eliminate such withholding obligation to the extent permitted by applicable Law. To the extent that amounts are so deducted and withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. Section 3.3 Allocation of Consideration. The Purchase Price and any other amounts required to be treated as consideration for U.S. federal income Tax purposes will be allocated among the Acquired Assets for all Tax purposes in a manner consistent with the principles set forth on Schedule 3.3 (the “Allocation Principles”) and, to the extent applicable, in accordance with section 1060 of the Code and the Treasury Regulations promulgated thereunder. Within fifty (50) days after the Closing Date, Purchaser shall deliver to Sellers a draft allocation in a manner consistent with the Allocation Principles for Sellers’ review and comment. If Sellers do not provide Purchaser with any written objections to the draft allocation within five (5) days after such delivery, the draft allocation shall be deemed to be agreed upon by the parties. No later than five (5) days following the delivery of the Purchaser’s proposed allocation, Sellers may deliver to Purchaser a statement setting forth in reasonable detail any objections thereto, the basis for such objections, and Sellers’ proposed changes to the draft allocation. If Sellers timely deliver to Purchaser such a statement, Sellers and Purchaser shall, during the five (5) days following such delivery, negotiate in good faith to reach agreement on any aspects of the allocation in dispute; provided, that if Sellers and Purchaser are unable to resolve any dispute with respect to the allocation within such five (5) day period, they shall not be required to reach agreement, and each party shall file its respective Tax Returns in accordance with such allocation as it determines to be correct and consistent with applicable Law; provided, that Sellers and Purchaser shall be bound by the Allocation Principles and any draft allocation(s) provided pursuant to this Section 3.3 (to the extent of any agreement). If an allocation is agreed pursuant to the foregoing provisions of this Section 3.3, Purchaser and Sellers shall (a) complete and file IRS Form 8594 in a manner consistent with such allocation and (b) not take any position (and cause their respective Affiliates not to take any position) on any Tax Return or in connection with any Tax proceeding inconsistent with such allocation, in each case, except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of applicable state, local or non-U.S. Law). The allocation shall not be binding upon Sellers for purposes of any plan filed in connection with the Bankruptcy Cases and shall not, and shall not be interpreted to, have any effect on any distributions to Sellers’ creditors or equityholders. ARTICLE IV Closing Matters Section 4.1 Closing. Upon the terms and subject to the conditions of this Agreement, the Closing will take place beginning at 10:00 a.m. (Eastern Time) remotely by electronic transmissions or, in the event that the parties deem an in-person Closing necessary, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, on the second (2nd) Business Day after the satisfaction (or waiver by the party

26 for whose benefit such conditions exist) of all conditions described in Article IX (other than actions to be taken or items to be delivered at Closing as set forth herein, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other time, date, and place as the parties may mutually agree in writing (the “Closing Date”); provided that, unless otherwise agreed upon in writing by Purchaser, in no event shall the Closing take place prior to July 1, 2025. All documents delivered and all transactions consummated at the Closing will be deemed for all purposes to have been delivered and consummated effective as of the Effective Time. In connection with the parties’ efforts to consummate the transactions contemplated by this Agreement, and with a view to being in a position to do so as promptly as reasonably practicable after the Execution Date, in each case accordance with the terms and conditions hereof, from and after the Execution Date, Purchaser shall use Reasonable Efforts to advance its integration planning for the Business, and Sellers shall use Reasonable Efforts to take all actions reasonably requested by Purchaser prior to the Closing in connection therewith, including by (a) providing reasonable access to the Business Employees, the Representatives of Sellers, the vendors of the Business and to their facilities, (b) providing the names, titles, salaries and bonuses of the Business Employees, (c) continuing to provide continuous access to the “virtual data room” established at Datasite under project name “Chrome 2025” for Purchaser and its Representatives and (d) promptly responding to any reasonable diligence requests, and making available in the virtual data room, any requested Contracts or other documents relating to the Business, in each case, to the extent permitted by Law. Section 4.2 Deliveries at Closing. (a) Deliveries of Sellers. At the Closing, each Seller will deliver or cause to be delivered to Purchaser the following, as applicable: (i) duly executed counterparts of the General Assignment, Assumption Agreement and the Intellectual Property Assignment Agreement; (ii) the Business Books and Records; (iii) any physical Acquired Assets within the control or possession of such Seller or its Affiliates, it being understood that the delivery required hereunder shall be deemed satisfied if such assets are made available to the Purchaser for collection; (iv) all certificates of title or origin (or similar documents), duly endorsed with respect to any material equipment included in the Acquired Assets for which a certificate of title or origin is required to transfer title; (v) a W-9 for such Seller (or its regarded owner, as applicable); (vi) a joint written instruction to the Escrow Agent instructing the release of the Earnest Deposit to Sellers; and (vii) all other instruments of conveyance and transfer executed by the applicable Seller, in form and substance reasonably acceptable to

27 Purchaser, as may be necessary to convey the Acquired Assets to Purchaser free and clear of all Liens, Liabilities and other Interests as of the Closing Date (except Permitted Encumbrances); provided, that the Sale Order shall be the only required document to evidence the conveyance and transfer free and clear of such Liens, Liabilities and other Interests. (b) Deliveries by Purchaser. At the Closing or as soon as reasonably practicable thereafter (except as otherwise agreed to by the other party to the applicable Transferred Contract), Purchaser shall pay all Cure Amounts to applicable counterparties and at the Closing, Purchaser shall deliver or cause to be delivered to Sellers the following: (i) An amount equal to (A) the Purchase Price minus (B) the Earnest Deposit, as provided in Section 3.1(b); (ii) a joint written instruction to the Escrow Agent instructing the release of the Earnest Deposit to Sellers; (iii) duly executed counterparts of the General Assignment, Assumption Agreement and the Intellectual Property Assignment Agreement; and (iv) such other duly executed documents, instruments and certificates as may be required to be delivered by Purchaser pursuant to the terms of this Agreement or the Related Agreements, all in form and substance reasonably satisfactory to Sellers. Section 4.3 Further Assurances and Cooperation. (a) Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing through the date on which the Bankruptcy Cases are closed, at a party’s reasonable request and without further consideration, the other party will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation, and assumption, and provide such materials and information and take such other actions as the other party may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser all of the Acquired Assets and/or in order to more effectively effect the assumption by Purchaser of the Assumed Liabilities and Purchaser’s operation of the Business. (b) Access to Information and Books and Records. During the period from the Execution Date to the Closing Date, Sellers shall provide Purchaser with (i) reasonable access, during normal business hours and upon reasonable prior written notice, to the Business Employees and (ii) information, including employee records and Benefit Plan data, reasonably requested by Purchaser, except as otherwise prohibited by applicable Laws; provided that, the parties will use Reasonable Efforts to share information that cannot be shared due to a prohibition under applicable Law in a manner so as to avoid such prohibition. For a period of twelve (12) months following the Closing (or, in the case of Sellers, until the liquidation or dissolution of Sellers), Purchaser and Sellers will afford

28 each other and their respective Representatives, during normal business hours and upon reasonable prior notice, reasonable access to, in the case of Sellers, the Excluded Books and Records and, in the case of Purchaser, the Business Books and Records in its possession with respect to periods through the Closing, and, in each case, the right to make copies and extracts therefrom to the extent that such access may be reasonably required by the requesting party in connection with (A) the preparation of Tax Returns, (B) any Tax audit, Tax protest, or other proceeding relating to Taxes, (C) the making of any election related to Taxes, (D) compliance with the requirements of any Governmental or Regulatory Authority, (E) Sellers’ conduct or administration of the Bankruptcy Cases including, their participation in any contested matter or adversary proceeding in or relating to the Bankruptcy Cases, (F) monitoring or enforcing rights or obligations of each Seller under this Agreement or (G) any actual or threatened third party Action or proceeding. Neither Purchaser nor Sellers may, for a period of seven (7) years after the Closing Date, destroy or otherwise dispose of any such books, records and other data unless such party will first offer in writing to surrender copies of such books, records and other such data to the other party and such other party has not agreed in writing to take possession thereof during the thirty (30) day period after such offer is made; provided, that Sellers’ notice to Purchaser of its motion to close or dismiss the Bankruptcy Cases shall be deemed to constitute notice to Purchaser of Sellers’ intention to destroy all books, records and data in connection with the Acquired Assets and the Business and its offer to surrender such books, records and data to Purchaser. (c) Cooperation and Access to Books and Records. Each of (i) Sellers and (ii) Purchaser shall provide the Official Committee of Unsecured Creditors (the “Committee”), or any successor to the Sellers or the Committee, including any trust created pursuant to a plan of reorganization or liquidation (such entity, the “Trust”), with originals or copies of or reasonable access to all documents and business records of Sellers (x) in the case of clause (i), reasonably available to Sellers or (ii) in the case of clause (ii) Purchaser, reasonably available to Purchaser and included in the Business Books and Records that are Acquired Assets, as applicable, in each case to the extent reasonably requested by the Committee. Notwithstanding the foregoing, in no event will Purchaser have any obligation under this Section 4.3(c) unless the Committee and the Trust enter into a customary confidentiality agreement with Purchaser reasonably acceptable to Purchaser providing for any information provided pursuant hereto to be kept strictly confidential and prohibiting use thereof for any purpose other than the review and reconciliation of claims and the prosecution of any causes of action against Sellers and Insiders or otherwise in any manner adverse to Purchaser or its Affiliates. (d) Following the Closing, if, in order to properly prepare its Tax Returns or other documents or reports required to be filed with any Governmental or Regulatory Authority, it is necessary that either Purchaser or Sellers be furnished with additional information, documents or records relating to the Business, the Acquired Assets or the Assumed Liabilities not referred to in Section 4.3(b), and such information, documents or records are in the possession or control of the other party, such other party will furnish or make available such information, documents or records (or copies thereof) at the recipient’s reasonable request and at recipient’s cost and expense.

29 (e) Notwithstanding the foregoing, nothing in this Section 4.3 shall require any Seller or Purchaser to permit any access to or to disclose (i) any information that, in the reasonable, good faith judgment (after consultation with counsel, which may be in-house counsel) of Sellers or Purchaser, as applicable, is reasonably likely to result in any violation of any legal requirement or any Contract to which such party is a party or cause any privilege (including attorney-client privilege) or work product protection that such party would be entitled to assert to be waived; provided that, the parties will use Reasonable Efforts to share information pursuant to clause (d) in a manner so as to avoid such violation or preserve the applicable privilege or (ii) if any Seller or the Committee or the Trust, on the one hand, and Purchaser, on the other hand, are adverse parties in any Action, any information that is reasonably pertinent thereto. Section 4.4 Change in Ownership. Sellers and Purchaser acknowledge and agree that the change of ownership of Customer Data included in the Acquired Assets from Sellers to Purchaser pursuant to this Agreement shall not constitute a sale, transfer or disclosure of Customer Data and shall solely constitute a change in ownership of such Acquired Assets, and shall be made for the sole purpose of enabling Purchaser to continue operating the Business subject to Section 7.11. ARTICLE V Representations and Warranties Section 5.1 Representations and Warranties of Sellers. Except as set forth in (a) the correspondingly numbered subsection, paragraph or subparagraph of Section 5.1 of the Seller Disclosure Schedules (subject to the parenthetical in the next sentence) or (b) any forms, reports, schedules, statements or other documents filed by a Seller since January 1, 2023 and available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (excluding statements in any “Risk Factors” sections and any disclosure of risks included in any “forward-looking statements” disclaimer to the extent that such statement or disclosure is cautionary, predictive or forward- looking in nature), each Seller makes the following representations and warranties to Purchaser as set forth in this Section 5.1. Seller Disclosure Schedules will be arranged in paragraphs corresponding to the lettered and numbered Paragraphs contained in this Agreement (as to which Purchaser acknowledges and agrees that any matter disclosed pursuant to a subsection, paragraph or subparagraph of Section 5.1 of the Seller Disclosure Schedules shall be deemed disclosed for all other purposes of Section 5.1 of the Seller Disclosure Schedules as and to the extent the content or context of such disclosure makes it reasonably apparent, if read in the context of such other section, subsection, paragraph or subparagraph of the Seller Disclosure Schedules, that such disclosure is applicable to such other section, subsection, paragraph or subparagraph of the Seller Disclosure Schedules): (a) Organization and Existence. Each Seller is a corporation, limited liability company or other entity duly incorporated or organized, as applicable, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to own, lease, and operate the Business and the applicable

30 Acquired Assets and to carry on the Business as and where such assets are now owned or leased and the Business is now conducted, as applicable, subject to the Bankruptcy Cases. The states in which each Seller is required by Law to be qualified to do business as a foreign entity are set forth in Section 5.1(a) of the Seller Disclosure Schedules, and such Seller is qualified to do business as a foreign entity in each such state, except where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. No Seller is in violation of any of the provisions of Seller’s Organizational Documents, except as would not reasonably be expected to be material to such Seller. (b) Authority and Approval. Each Seller has the power to enter into this Agreement and each of the Related Agreements to which it is or will be a party, subject to entry of the Sale Order by the Bankruptcy Court, and to perform its obligations hereunder and thereunder. Subject to the Bankruptcy Cases, the execution, delivery and performance by such Seller of this Agreement and the Related Agreements to which it is or will be a party, and the consummation by such Seller of the transactions contemplated herein and therein, have been duly authorized by all required legal entity action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller, and when executed and delivered by such Seller, the Related Agreements to which it is or will be a party will have been duly executed and delivered by such Seller, subject to the Bankruptcy Cases. This Agreement is, and each of the Related Agreements to which such Seller is a party when executed and delivered by such Seller, subject to entry of the Sale Order by the Bankruptcy Court, will be, the valid and binding obligations of such Seller, enforceable against such Seller, in accordance with their respective terms, except as may be limited by the Bankruptcy Cases. (c) No Conflict. The execution and delivery by such Seller of this Agreement and each of the Related Agreements to which it is or will be a party, and such Seller’s compliance with the terms and conditions hereof and thereof, and the consummation by such Seller of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, or require the consent of any Person that has not been obtained under such Seller’s Organizational Documents, (ii) subject to entry of the Sale Order, and obtaining the authorizations referred to in Section 5.1(d) of the Seller Disclosure Schedules and excluding any Antitrust Law, violate or breach any provision of, or require any consent, authorization, or approval under, any Law or Order applicable to such Seller, the Business, the Acquired Assets or the Assumed Liabilities, (iii) result in a violation or breach of any provision of any Law or Order applicable to such Seller, the Business, the Acquired Assets or the Assumed Liabilities, (iv) subject to entry of the Sale Order, and except as set forth in Section 5.1(c) of the Seller Disclosure Schedules, violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization, or approval under, any Transferred Contract or other Material Contract, or Transferred Permit, except to the extent excused or stayed by the Bankruptcy Cases or (v) result in the creation of any Lien upon the Acquired Assets other than Permitted Encumbrances; except in the cases of the foregoing clauses (ii) through (v) as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect or materially adversely affect the validity or enforceability against

31 such Seller of this Agreement or such Related Agreements or materially adversely affect the ability of such Seller to consummate the transactions contemplated by this Agreement. (d) Governmental Approvals and Filing. Except (i) as set forth in Section 9.3(b) or as disclosed on Section 5.1(d) of the Seller Disclosure Schedules, (ii) with respect to any Antitrust Law, and (iii) as set forth in the Sale Order, no consent, authorization, approval or action of, filing with, notice to, or exemption from any Governmental or Regulatory Authority on the part of such Seller is required in connection with the execution, delivery and performance of this Agreement or any Related Agreements to which such Seller is to be a party or the consummation of the transactions contemplated hereby or thereby, except (A) for any such consent, approval, action, filing, notice of exemption which is required due to any action of, or circumstances relating to, Purchaser or its Affiliates, or (B) where the failure to obtain any such consent, approval or action, to make any such filing, to give any such notice or obtain any such exemption would not be reasonably expected to (x) have a material adverse effect on such Seller or (y) materially adversely affect the validity or enforceability against such Seller of this Agreement or such Related Agreements or materially adversely affect the ability of such Seller to consummate the transactions contemplated by this Agreement. (e) Legal Proceedings. Except as disclosed in Section 5.1(e) of the Seller Disclosure Schedules, or on the Bankruptcy Cases docket as of the date hereof: (i) as of the date hereof, there is no outstanding or pending or, to Sellers’ Knowledge, written threat of any Order of any Governmental or Regulatory Authority or any Action, in each case relating to such Seller, the Business or any of the Acquired Assets, in each case that would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect; (ii) there is no outstanding or pending or, to Sellers’ Knowledge, written threat of any Order of any Governmental or Regulatory Authority or any Action, in each case relating to such Seller, the Business or any of the Acquired Assets, in each case that would reasonably be expected to adversely affect the validity or enforceability of this Agreement or any of the Related Agreements against such Seller or adversely affect the ability of such Seller to consummate the transactions contemplated by this Agreement, and (iii) there is no Order outstanding against such Seller that would adversely affect the ability of such Seller to consummate the transactions contemplated by this Agreement. (f) Compliance with Laws and Orders. Except as set forth in Section 5.1(f) of the Seller Disclosure Schedules, there is no unresolved material violation of or default under any Law or Order applicable to such Seller, the Business, the Acquired Assets or the Assumed Liabilities, in each case, other than as a result of the Bankruptcy Cases. Except as set forth in Section 5.1(f) of the Seller Disclosure Schedules, such Seller is and has been

32 since January 1, 2023 in compliance in all material respects with all applicable Laws regulating such Seller, the Business or the Acquired Assets. Except as set forth in Section 5.1(f) of the Seller Disclosure Schedules, in the past three (3) years, such Seller has not received any unresolved notice or communication from any Governmental or Regulatory Authority of any actual or threatened investigation, inquiry, or administrative or regulatory action, hearing, or enforcement proceeding against such Seller or the Business regarding any material violation of any Law or Order applicable to such Seller or the Business. (g) Regulatory Administration Matters. Except as set forth in Section 5.1(g) of the Seller Disclosure Schedules, the operation of the Business as currently conducted by Sellers, is in material compliance with (x) the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, and (y) all other applicable regulatory Laws in any foreign jurisdiction in which the Business operates, in each case including, as applicable, (i) the requirement for and terms of all necessary approvals, authorizations, clearances and exemptions; (ii) quality requirements as implemented by the Quality System Regulation, 21 C.F.R. Part 820; (iii) labeling, promotion, and advertising; (iv) good clinical practices and good laboratory practices; (v) site establishment registration including payment of fees; and (vi) recordkeeping and reporting requirements. (h) Neither Seller nor the Business has been, or, or the Knowledge of Sellers, has been threatened to be, (i) debarred under U.S. Food and Drug Administration (“FDA”) proceedings under 21 U.S.C. § 335a, (ii) disqualified under FDA investigator disqualification proceedings or (iii) subject to an action under FDA’s Application Integrity Policy, (iv) or subject to any enforcement proceeding arising from material false statements to FDA pursuant to 18 U.S.C. § 1001 or (v) otherwise disqualified by any other country’s laws or regulations in which the Business operates, from conducting Business activities. (i) Health Care Compliance (i) Sellers are operating the Business in compliance in all material respects with all applicable Health Care Laws. (ii) Sellers have not in the past three (3) years received written notice of: (A) any governmental investigation, inspection or inquiry related to any Permit required under any Health Care Law other than ordinary course inspections, investigations and inquiries; (B) any civil or criminal investigations, inquiries or audits involving and/or related to any federal, state or private payor healthcare fraud and abuse laws or (C) any qui tam action brought pursuant to 31 U.S.C. § 3729 et seq. (iii) No director, officer, nor to the Knowledge of Sellers, nor any shareholder, employee, agent or Person with an “ownership or control interest” (as that phrase is defined in 42 C.F.R. §420.201) in Company, while such Person listed above has an “ownership or control interest” in Company: (A) has had a civil monetary penalty assessed against him or her personally pursuant to 42 U.S.C. §1320a-7a; (B) has been personally excluded from participation in a Federal Health Care Program; (C) has

33 been personally convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§ 669, 1035, 1347, 1518. (iv) To the Sellers’ Knowledge, there are no termination proceedings underway by any Federal Health Care Programs regarding the Company. Neither the Sellers, or any owner, officer, director, or partner, or to Sellers’ Knowledge, any employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in the Sellers has been convicted of, charged with or investigated for, or has engaged in conduct that would constitute, an offense related to Medicare or any other Federal Health Care Program or been convicted of, charged with or investigated for, or engaged in conduct that would constitute a violation of any Law related to fraud, theft, embezzlement, breach of fiduciary duty, kickbacks, bribes, other financial misconduct, obstruction of an investigation or controlled substances. Neither the Sellers nor any owner, officer, director, partner, employee or Person employed or contracted by the Sellers is or has been (or, has been threatened in writing to be) (A) debarred, disqualified, suspended or excluded from participation in any Federal Health Care Program or is listed on the General Services Administration’s published list of excluded parties, nor is any such debarment, disqualification, suspension or exclusion threatened or pending, or been subject to sanction pursuant to 42 U.S.C. § 1320a-7 or §1320a-8 and related regulations or been convicted of a crime described at 42 U.S.C. Section 1320a-7b, (B) “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other Laws, or (C) made a party to any other action by any Governmental or Regulatory Authority that prohibits it from selling products or providing services to any governmental or other buyer pursuant to any federal, state or local laws or regulations. The Sellers have not received any written notice that any action described in the foregoing clauses (A) through (C) is threatened in the past three (3) years. (v) There are no claims, actions or appeals pending against Sellers before any Governmental or Regulatory Authority regarding claims filed under any Federal Health Care Program and no validation review or program integrity review has been conducted or is currently in progress. (vi) Sellers have not received any unresolved written notice from any Governmental or Regulatory Authority of any material potential or actual non-compliance by or liability of any of them under any Health Care Law.

34 (vii) Neither the Sellers, nor any director, officer, nor to the Knowledge of Sellers, any shareholder, employee, agent or Person with an “ownership or control interest” is a party to any corporate integrity agreements, monitoring agreements, consent decrees or similar agreement with or imposed by any Governmental or Regulatory Authority and which is related to the Business. (viii) To Sellers’ Knowledge, neither the Business, nor any data related to the Business or the Acquired Assets, has been or is currently regulated in any capacity under HIPAA. (ix) Sellers (A) maintain a compliance program having the elements of an effective corporate compliance and ethics program identified in U.S.S.G. § 8B2.1 in all material respects; (B) are and, since the date that is three (3) years prior to the Execution Date, have been in material compliance with their compliance program; (C) promptly and duly investigate any reports of alleged compliance violations; (D) take and have taken corrective actions as determined to be warranted; and (E) have no Knowledge of any current material compliance problems. (j) Employee Matters and Employee Benefit Plans. (i) Set forth in Section 5.1(j)(i) of the Seller Disclosure Schedules is a true and complete list of each material Benefit Plan in effect as of the date of this Agreement. Sellers have provided Purchaser with true and complete copies of the following (as applicable) for each such Benefit Plan: (i) the current plan document, including any amendments thereto, (ii) the most recent annual report (Form 5500), (iii) the most recent summary plan description and summary of material modifications, (iv) the most recently received IRS opinion or determination letter received by Sellers, and (v) the most recently prepared actuarial report or financial statement. (ii) Each Benefit Plan has been maintained, administered and funded in all material respects, in accordance with its terms and all provisions of applicable Laws (including ERISA and the Code). (iii) (A) Each of the Benefit Plans that is intended to qualify under Section 401 of the Code has received a favorable opinion or determination letter from the IRS that such Benefit Plan is so qualified, (B) to the Knowledge of Sellers, nothing has occurred with respect to the operation of any such Benefit Plan which would reasonably be expected to result in the revocation of such favorable opinion or determination, and (C) there are no pending audits by the IRS or the Department of Labor with respect to any such Benefit Plan.

35 (iv) Sellers have timely paid all contributions due to date that are required under the Benefit Plans, and there are no pending or unresolved claims under any Benefit Plans for outstanding or owed contributions, arrears, delinquencies, or for compliance with any payroll audit or investigation concerning the Business Employees. (v) The consummation of the transactions contemplated hereby, either alone or in connection with any other event, will not (A) result in any payment or benefit (whether of compensation, termination or severance pay or otherwise) becoming due to any current or former employee, officer, or independent contractor, or other service provider of Sellers, (B) accelerate the time of payment or vesting, or increase the amount, of compensation due to any director, officer, employee, independent contractor or other service provider of any Seller, including under any Benefit Plan, (C) cause a Seller to transfer or set aside any assets to fund any benefits under any Benefit Plan (D) result in any forgiveness of indebtedness of any current or former employee, director, officer, independent contractor, or other service provider of Sellers, or (E) result in any “excess parachute payment” (each such term as defined in Section 280G of the Tax Code). No Person is entitled to any gross-up, make-whole, indemnification, reimbursement, or other additional payment from Sellers in respect of any Tax or interest or penalty related thereto under Section 409A of the Code, Section 4999 of the Code, or otherwise. (vi) Section 5.1(j)(vi) of the Seller Disclosure Schedules contains a complete and accurate list of all Business Employees, as of the Execution Date, including for each such Business Employee their name (anonymized where required by applicable Law), base salary/base wage (as applicable), commissions, bonus or incentive opportunities, total compensation paid in 2024, title or position, date of hire, work location, exempt or non-exempt status under applicable wage and hour Laws, full- time or part-time status, and whether active or on a leave of absence (and, if on leave, type of leave and anticipated return date). (vii) (A) Sellers are and for the past three (3) years have been in compliance in all material respects with all applicable Laws relating to labor and employment, including all legal requirements relating to fair employment practices, discrimination, retaliation, equal employment opportunities, reasonable accommodation, disability rights or benefits, labor relations, wages and hours (including the Fair Labor Standards Act and applicable state and local wage and hour Laws), payment of wages, overtime compensation, classification of non-employee service providers (including independent contractors), child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, occupational health and safety, immigration, workers’ compensation, leaves of absence (including family and medical leave),

36 and unemployment insurance and (B) there are no, and for the past three (3) years there have been no, pending, or to the Knowledge of Sellers, threatened, Actions, grievances, unfair labor practice charges, arbitrations, charges, investigations, hearings, claims, or proceedings (including any administrative investigations, charges, claims, Actions, or proceedings), against Sellers brought by or on behalf of any Business Employee, independent contractor, intern, or applicant alleging violation of any labor or employment legal requirements, breach of any express or implied contract of employment, wrongful termination of employment, or any other discriminatory, wrongful, or tortious conduct in connection with the employment or independent contractor relationship. (viii) No Seller is or has in the past three (3) years been a party to or bound by a collective bargaining agreement or similar agreement with a Union covering any of the Business Employees or any independent contractor engaged by any Seller related to the Business, and none of the Business Employees or any independent contractor engaged by any Seller related to the Business is represented by a Union or other certified bargaining agent with respect to their services to Sellers or the Business. With respect to the Business, there is not any, and in the last three (3) years has been no: (A) labor dispute, strike, slowdown, picketing, work stoppage, concerted refusal to work overtime, or other labor disruption, (B) organization attempts regarding any Business Employees or independent contractors providing services to any Seller with respect to the Business, or (C) unfair labor practice charges, grievances or complaints pending or threatened by or on behalf of any Business Employee or independent contractor providing services to the Sellers with respect to the Business or group of Business Employees or independent contractors providing services to the Sellers with respect to the Business. No Seller has a duty to recognize or bargain with any Union, and no Union has requested recognition or bargaining by or with the Sellers. (ix) Except as set forth in Section 5.1(j)(ix) of the Seller Disclosure Schedules, in the past three (3) years, there has been no “mass layoff” or “plant closing” as defined by the WARN Act related to the Sellers and none of the Sellers has incurred any Liability under the WARN Act or any applicable similar state or local Laws. No Affiliate of Purchaser will incur any Liability under the WARN Act or any applicable similar state or local Laws as a result of the transactions contemplated by this Agreement or that may be based, in whole or in part, on any layoffs or employment terminations that have occurred prior to the Closing Date. Except as disclosed on Section 5.1(j)(ix) of the Seller Disclosure Schedules, there have been no “employment losses” as defined under the WARN Act as to any Business Employees within the six (6) month period prior to Closing Date.

37 (x) To the Knowledge of Sellers, all Business Employees are legally authorized to work in the United States. None of the Sellers has hired, recruited or referred for a fee a Person who is not legally authorized to be employed in the United States, or knowingly employed a Person that is not legally authorized to be employed in the United States or continued to employ a Person knowing the Person ceased to be legally authorized to be employed in the United States. The Sellers have properly completed all reporting and verification requirements pursuant to, and have otherwise complied with, all Laws relating to immigration control for all of their employees, agents and contractors, including the Form I-9. None of the Sellers has received any notice from any Governmental or Regulatory Authority that such Seller is in violation of any Law pertaining to immigration control or that any Business Employee is or was not legally authorized to be employed in the United States or is or was using an invalid social security number and there is no pending, or to the Knowledge of Sellers threatened, charge or complaint under the Immigration Reform and Control Act of 1986 against any of the Sellers. (xi) In the past three (3) years, there have been no allegations by or against any Business Employees or independent contractors providing services to the Sellers with respect to the Business, in their capacity as such, regarding any discrimination, harassment (including sexual harassment), retaliation, or sexual or other misconduct and the Sellers have not entered into any settlement agreement relating to any claim of discrimination, harassment (including sexual harassment), retaliation, or sexual or other misconduct. (k) Title. Except as set forth in Section 5.1(k) of the Seller Disclosure Schedules, Sellers have good and marketable title to, the right to use, or a valid leasehold interest in and right to use, all Acquired Assets, in each case, free and clear of all Liens other than Permitted Encumbrances. (l) Intellectual Property. Section 5.1(l) of the Seller Disclosure Schedules contains a complete and accurate list of all Registered Intellectual Property. Sellers represent and warrant that: (i) Except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, no Action is pending, and, to Sellers’ Knowledge, no Claims are threatened in writing by any Person against Sellers (1) alleging the use by Sellers of any Acquired Intellectual Property violates, infringes, or misappropriates the Intellectual Property of any third party, (2) claiming infringement upon or misappropriation of any Intellectual Property rights of third parties as a result of the operation by Sellers of the Business as presently conducted, or (3) challenging the ownership or validity of any of the Acquired Intellectual Property (other than non-final office actions and

38 similar correspondence involving the United States Patent and Trademark Office or any equivalent foreign Governmental or Regulatory Authority); (ii) To Sellers’ Knowledge, there are no Orders, judgments, holdings, consents, decrees, settlements, or rulings with respect to the Acquired Intellectual Property to which a Seller is bound (excluding, for the avoidance of doubt, ordinary course determinations by the United States Patent and Trademark Office or any equivalent foreign Governmental or Regulatory Authority); (iii) A Seller is the sole and exclusive legal and beneficial owner of, and owns and possesses all right, title, and interest in and to, each item of the material Acquired Intellectual Property free and clear of all Liens as of the Closing Date, other than Permitted Encumbrances; (iv) Except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, (A) Sellers own all right, title and interest in, or have a valid and enforceable written license or other permission to use, all Business Intellectual Property; and (B) except with respect to any rights provided under any Excluded Listed Contracts, the Acquired Intellectual Property and the Intellectual Property (i) licensed or made available to the Business under a Contract included in the Acquired Assets or (ii) licensed to the Purchaser and its Affiliates pursuant to Section 7.10 or otherwise made available for use pursuant to the Related Agreements will, immediately following the Closing, together constitute all Intellectual Property material to and necessary for the operation of the Business as conducted as of immediately prior to the Closing. (v) Except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, to Sellers’ Knowledge, the operation of the Business as currently conducted by Sellers, and the possession or use of the Business Intellectual Property by Sellers, do not infringe, misappropriate or otherwise violate any Intellectual Property right or right of publicity of any other Person. (vi) Except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, to Sellers’ Knowledge, none of the Acquired Intellectual Property is being infringed, misappropriated or otherwise violated by any Person and no Seller has made any written claims alleging any such infringement, misappropriation or violation; and (vii) Except as would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect: (A) Sellers use, and in the past three (3) years have used, Reasonable Efforts to protect, preserve, and maintain the confidentiality of all trade secrets

39 and other confidential information included in the Acquired Intellectual Property; (B) there have not been any unauthorized uses or disclosures of any such trade secrets or other confidential information of the Business included in the Acquired Intellectual Property, (C) Sellers have, and enforce, a written policy requiring each employee, consultant, contractor, and any other Person who has had access to Sellers’ confidential information (including vendors) to execute written and enforceable proprietary information and confidentiality agreements that require such Person to maintain the confidentiality of confidential information and trade secrets of a Seller; and (D) each present and past founder, manager, officer, employee and consultant of Sellers and any other Person (i) with access to any such confidential information and trade secrets has executed such agreements, and, to Sellers’ Knowledge, no such Person has breached any such agreement, and (ii) involved in the development of material Intellectual Property for the Business has assigned to a Seller all of their right, title and interest in and to such Intellectual Property, or else ownership of Intellectual Property has otherwise vested in one or more of Sellers as a matter of Law. (m) Data. Except as set forth on Section 5.1(m) of the Seller Disclosure Schedules, with regard to the Acquired Assets, each Seller and the conduct of Business is, and for the last three (3) years, has been, in compliance in all material respects with all (a) applicable Privacy Laws; (b) Contracts related to data privacy; and (c) published Privacy and Information Security Policies ((a)-(c) collectively, “Privacy Requirements”). (i) For the last three (3) years, (A) each Seller has maintained written privacy and information security policies to the extent required by applicable Privacy Laws (“Privacy and Information Security Policies”), (B) each Privacy and Information Security Policy is accurate in all material respects and does not contain any material omissions, and (C) each Seller has provided a copy of each publicly posted privacy policy in effect at any time and the other Privacy and Information Security Policies currently in effect. The Company has notified relevant individuals of material changes to website privacy policies in accordance with applicable Privacy Laws. (ii) Since November 6, 2023, (A) Sellers have implemented and maintained commercially reasonable measures to protect the confidentiality, integrity and security of the IT Systems against any breach, unauthorized use, access, destruction, alteration, interruption, modification, disclosure, loss, theft, corruption or other compromise; and (B) Sellers contractually require third parties providing services to any Seller that have access to or receive Personal Information from or on behalf of the Sellers to comply with all applicable Privacy Laws, and to take commercially reasonable steps to protect all Personal Information in such third parties’ possession or control against damage, loss and against

40 unauthorized access, acquisition, use, modification, disclosure or other misuse. (iii) For the last three (3) years, the Sellers have conducted privacy and data security testing or audits at reasonable and appropriate intervals, and has used commercially reasonable efforts to resolve or remediate any material privacy or data security issues or vulnerabilities identified. (iv) To Sellers’ Knowledge, for the last three (3) years, except as set forth in Section 5.1(m)(iv) of the Seller Disclosure Schedules, there has been: (A) no material unauthorized access, use, loss, destruction, modification, or disclosure of Personal Information in the possession or control of the Sellers; (B) no material breach of security into Seller’s IT Systems; or (C) no third party processing Personal Information on behalf of Sellers has experienced any unauthorized material access, use, loss, destruction, modification, or disclosure of such Personal Information ((A)-(C) collectively (a “Security Incident”). (v) Except as set forth in Section 5.1(m)(v) of the Seller Disclosure Schedules, there is no pending legal proceeding against any Seller with regard to the Acquired Assets or Business initiated by any Person alleging that any processing by the Sellers is in material violation of any applicable Privacy Requirement. (vi) Sellers have provided notifications to, and have obtained consent from, relevant individuals regarding their processing of Personal Information where such notice or consent is required by Privacy Requirements. Without limiting the foregoing, where required by applicable Privacy Requirements, Sellers have provided notices to and obtained consent from relevant individuals for the use of their Personal Information for research purposes. To Sellers’ Knowledge, each Seller has addressed data subject access rights in accordance with applicable Privacy Laws, and any requests to delete data, in accordance with applicable Privacy Requirements. (vii) Sellers have collected all Personal Information in accordance with all Privacy Requirements in all material aspects. Sellers have not collected any Personal Information from third parties, including through any website scraping. Since July 1, 2024, Sellers have provided all notices and obtained all consents required in connection with the use of cookies, device or browser, cross-device tracking, or other user, device, account, or other online tracking technology or similar technology in connection with the use of such technologies in accordance with Privacy Requirements.

41 (viii) Sellers have complied in all material aspects with applicable Privacy Requirements in relation to the transfer of Personal Information to third parties. (ix) Except as set forth in the Bankruptcy Order or as required as a result of, or arising out of circumstances relating to, Purchaser or its Affiliates, any transfer of Personal Information by Sellers to Purchaser in connection with the execution or delivery or performance of this Agreement or any Related Agreements will comply with all applicable Privacy Requirements and Sellers are not required to provide notice to obtain consent from any relevant individual prior to effectuating such transfer. (x) For the past three (3) years, Sellers have maintained appropriate documentation in order to be able to demonstrate that the Business has operated in compliance with applicable Privacy Laws, in all material aspects, including the maintenance of records of all Personal Information processing activities, to the extent required by applicable Privacy Laws. (xi) Following the Closing, Purchaser and/or the Designated Purchaser shall be permitted to use the samples and Personal Information included in the Industry Data to the same extent Sellers were permitted to use such Personal Information prior to the Closing, after giving effect to Section 7.11. (n) Material Contracts. (i) Except for (A) the Real Property Leases, (B) Contracts with legal, financial, or other advisors and consultants in connection with the Bankruptcy Cases or the transactions contemplated hereby and (C) any agreement entered into with any of such Seller’s secured lenders, Section 5.1(n)(i) of the Seller Disclosure Schedules contains a complete and accurate list as of the Execution Date of all of the following Transferred Contracts to which any Seller is a party or by which any Seller is bound or to which any of its assets or properties are subject (“Material Contracts”): (A) any Contract involving commitments to others to make capital expenditures or purchases or sales in excess of one hundred fifty thousand United States Dollars ($150,000); (B) any Contract involving the obligation of any Seller relating to the Business to sell products or services pursuant to which the aggregate payments to become due exceeds two hundred fifty thousand United States Dollars ($250,000) annually;

42 (C) any Contract appointing any agent to act on behalf of any Seller with respect to the Business or any power of attorney; (D) any Contract creating a shareholders’ agreement, strategic alliance, partnership, joint venture agreement, development, joint development or similar arrangement that is material to the Business; (E) any Contract that relates to the settlement of any legal proceeding in the last three (3) years; (F) any Contract with a Union or any written employment, consulting, contractor, confidentiality, non-competition, severance or termination agreements as to employees, individual consultants or other individual service providers, in each case, material to the Business; (G) any Contract relating to any direct or indirect Indebtedness (including loan agreements, lease purchase arrangements, guarantees, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit) with a principal amount in excess of one hundred fifty thousand United States Dollars ($150,000); (H) any Contract between any Seller and any Affiliate of such Seller that is material to the Business; (I) all swap agreements, securities contracts, commodities contracts, option agreements, repurchase agreements, futures contracts, forward contracts, master netting agreements, in each instance, as such term is defined or otherwise referenced in the Bankruptcy Code, or other hedging agreement or derivative agreement used in the conduct of the Business; (J) any Contract that would reasonably be expected to limit the freedom of Purchaser to engage in any line of business or to compete with any Person in any area or territory; (K) any (1) Contract pursuant to which Sellers grant to a third party a license or right to use any material Acquired Intellectual Property (other than non- exclusive licenses of Intellectual Property in the Ordinary Course of Business) and (2) Contract pursuant to which Sellers obtain a license or right to use any material Intellectual Property owned by a third party, other than (x) non-exclusive licenses for “off-the-shelf” Software or other Software generally commercially available on standard terms and conditions, (y) non-exclusive licenses of Intellectual Property ancillary to the provision or receipt of generally commercially available services, or (z) confidentiality and invention assignment agreements between Sellers and their respective employees or contractors; (L) any Contract (whether exclusive or otherwise) with any sales agent, representative, franchisee, dealer, distributor;

43 (M) any Contract that requires the payment of royalties; (N) any Contract with any Governmental or Regulatory Authority; (O) any Contract involving a sharing of profits, losses, costs or liabilities; (P) any supplier Contract of the Business, including material purchase orders and sales orders for which a supplier remains obligated to provide goods or services or any Seller remains obligated to pay for goods or services, and excluding all other purchase orders and sales orders, except those that are terminable by any Seller on sixty (60) days’ notice or less without penalty; and (Q) any other Contract not of the type covered by any of the other items of this Section 5.1(n)(i) involving money or property having an obligation, or relating to payments by or to such Seller, in excess of fifty thousand United States Dollars ($50,000) per month or two hundred and fifty thousand United States Dollars ($250,000) in the aggregate in the last twelve (12) consecutive months, except those that are terminable by any Seller on sixty (60) days’ notice or less without penalty. (ii) True, correct and complete copies of the Material Contracts (including any amendments, supplements, restatements or modifications thereto) listed in Section 5.1(n)(i) of the Seller Disclosure Schedules have been made available to Purchaser. Subject to entry of the Sale Order and payment of all Cure Amounts, each Material Contract is in full force and effect, and is valid, binding and enforceable in accordance with its terms as to such Seller and, to Sellers’ Knowledge, the other parties to the Material Contract. Other than the payment of Cure Amounts, such Seller has performed and is performing all obligations required to be performed by it under the Material Contracts in all material respects. Except as set forth in Section 5.1(n)(ii)Section 5.1(n)(i) of the Seller Disclosure Schedules, no material default or material breach of a Material Contract exists (or, solely as a result of the Bankruptcy Cases or the consummation of the transactions contemplated hereby, will exist) on the part of such Seller or, to the Sellers’ Knowledge, on the part of any other Person under any such Material Contracts, and no condition or event has occurred that, after notice or lapse of time, or both, would constitute a material default or material breach of such Material Contracts. As of the Execution Date, no party to a Material Contract has notified such Seller in writing that such party intends to cancel or otherwise terminate such Material Contract, or to Sellers’ Knowledge, taken any action or threatened to take any action with respect of an amount paid to such Seller pursuant to such Material Contract or a reduction in fees due to such Seller pursuant to such Material Contract.

44 (o) Permits. Sellers own or possess all Permits necessary and material to the Condition of the Business or the ownership, operation and use of the Acquired Assets. Section 5.1(o)(i) of the Seller Disclosure Schedules identifies all material Permits possessed by Sellers that are necessary to the conduct of the Business or the ownership or operation of the Acquired Assets by Sellers as conducted on the Execution Date. Except as disclosed in Section 5.1(o)(ii) of the Seller Disclosure Schedules, (i) all such Permits possessed by Sellers are in full force and effect, (ii) Sellers are in compliance in all material respects with the terms and conditions of such Permits other than as a result of the Bankruptcy Cases, and (iii) Sellers have not received written notice of violation or proposed revocation or termination of any such Permit from any issuing Person or Governmental or Regulatory Authority, which remains unresolved. (p) Insurance. Sellers maintain material insurance covering the Business and the Acquired Assets in amounts (and subject to deductibles and self-insurance amounts) that, to Sellers’ Knowledge, are consistent with industry practice and which Sellers have reasonably determined to be adequate for the Business, and which (including the name of the carrier thereunder, the amounts, limits or deductibles thereunder, and the expiration date thereof) is listed on Section 5.1(p) of the Seller Disclosure Schedules. (q) Brokers. Other than Moelis & Company LLC and Alvarez and Marsal North America LLC, and except as set forth in Section 5.1(q) of the Seller Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage commission, finder’s fee or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Sellers. (r) Taxes. Except as otherwise set forth in Section 5.1(r) of the Seller Disclosure Schedules and except with respect to Transfer Taxes, which shall be governed by Section 7.15(a): (i) All material Tax Returns required to be filed with respect to the Acquired Assets, the Business and any Assumed Taxes have been timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns are true, accurate and complete in all material respects. (ii) All material Taxes with respect to the Acquired Assets, the Business and any Assumed Taxes that are due and payable have been duly and timely paid. (iii) There is no Action pending or threatened in writing against, or with respect to, a material amount of Taxes relating to the Acquired Assets, the Business or the Assumed Liabilities. (iv) There are no material Tax claims, audits or proceedings pending or threatened with respect to the Acquired Assets, the Business or the Assumed Liabilities. There are not currently in force any waivers or agreements for the extension of time for the assessment or payment of

45 any material Tax with respect to the Acquired Assets, the Business or the Assumed Liabilities. (v) Neither the Sellers nor any of their Affiliates has received written notice of any material Tax deficiency outstanding, proposed or assessed, with respect to the Acquired Assets, the Business or the Assumed Liabilities. (vi) None of the Acquired Assets constitutes stock, partnership interests or any other equity interest in any Person for U.S. federal income Tax purposes. (vii) There are no Liens for Taxes on the Acquired Assets or the Business, other than Permitted Encumbrances. (viii) The Sellers and their Affiliates have complied in all material respects with all applicable Laws relating to the withholding, collection and payment of Taxes and have timely withheld, collected and paid over to the appropriate Taxing Authority all material amounts required to be so withheld, collected and paid under all applicable Laws. (s) Credit Support Obligations. Section 5.1(r)(i) 5.1(s) of the Seller Disclosure Schedules sets forth a true and complete list of each guaranty, letter of credit, performance or surety bond or similar credit support arrangement provided by such Seller or any of its Affiliates to any other Person with respect to related to the Business or any Transferred Contract. (t) No Material Adverse Change. Except as described in Section 5.1(t) of the Seller Disclosure Schedules, except as a result of the Bankruptcy Cases, since the Petition Date until the Execution Date: (i) There has not been any event, change, condition, development, or effect that, individually or in the aggregate, has had or is reasonably expected to have a Business Material Adverse Effect; (ii) Such Seller has not, except in the Ordinary Course of Business, sold, leased, transferred, or assigned any of the material properties, rights or other assets of such Seller that would, but for such transaction, be an Acquired Asset; (iii) Such Seller has not cancelled, compromised, waived or released any right or Claim (or series of related rights and Claims) related to the Acquired Assets except in the Ordinary Course of Business or pursuant to an Order of the Bankruptcy Court; (iv) Such Seller has not made any change to any accounting method or any change to any material methods of reporting income, deductions or other items for Tax purposes; and

46 (v) Such Seller has not made any agreement to do any of the foregoing. (u) Inter-Company Transactions. A true, correct and complete list and description of all Contracts (including any amendments, supplements, restatements or modifications thereto) between Sellers relating to the Acquired Assets, Assumed Liabilities or the Business, is set forth in Section 5.1(u) of the Seller Disclosure Schedules, and true, correct and complete copies of such Contracts have been made available to Purchaser. (v) Sufficiency of Assets. Except as set forth in Section 5.1(v) of the Seller Disclosure Schedules: (i) The Acquired Assets include, but are not limited to, all of the material assets, rights, and properties, including all tangible and intangible property, that are used in or held for the Business or necessary to conduct the Business in all material respects as conducted during the twelve (12) months prior to the Execution Date (ii) The tangible Acquired Assets are in good operating condition and repair, subject to normal wear and tear, are adequate and suitable for the purposes for which they are currently used or held for use in the Business in all material respects. (iii) As of May 3, 2025, the Business includes: 5,316,155 research-consented and individual data-sharing consented genotyped customers with at least one (1) health survey completed and who have completed 23andMe’s main health survey and health profile), (B) 5,866,360 research-consented and biobank-consented genotyped customers with at least one (1) health survey completed and who have completed 23andMe’s main health survey and health profile), (C) 4,661,755 research-consented, biobank-consented and individual data- sharing consented genotyped customers with at least one (1) health survey completed who have completed 23andMe’s main health survey and health profile), (D) 8,860,556 research-consented and biobank-consented genotyped customers and (E) 10,397,824 biobank-consented customers. (iv) The Acquired Assets delivered at the Closing shall include the Industry Data. At the Closing, the Industry Data shall transfer to Purchaser or a Designated Purchaser, free and clear of all Liens, other than Permitted Encumbrances. At the Closing, Purchaser or Designated Purchaser shall have good and marketable title to and the right to use, and shall be free to use in substantially the same manner in which Sellers use prior to the Closing, the Industry Data, after giving effect to Section 7.11. Without limiting the generality of the foregoing, as of the Closing, no Governmental or Regulatory Authority shall have imposed any material restriction or material Lien on the transfer or use of any Industry Data, other than any such restriction or Lien that has been released or overridden

47 by the Bankruptcy Court and excluding the restrictions on the use of such Industry Data described in Section 7.11. (w) Relations With Competitors; Amounts Owed Related Parties. Except as set forth in Section 5.1(w) of the Seller Disclosure Schedules, to Sellers’ Knowledge, such Seller does not own, directly or indirectly, any interest in (excepting not more than five percent (5%) stock holdings for investment purposes in securities of publicly held and traded companies) nor is such Seller an officer, director, employee or consultant of, any Person that is a competitor, lessor, lessee, customer or supplier of the Business, other than Affiliates of such Seller. (x) Warranties Exclusive. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5.1, (i) NEITHER SUCH SELLER NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING THE ACQUIRED ASSETS), LIABILITIES (INCLUDING THE ASSUMED LIABILITIES) OR THE BUSINESS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR NON- INFRINGEMENT, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY, AND (ii) NEITHER SUCH SELLER NOR ANY OTHER PERSON, DIRECTLY OR INDIRECTLY, HAS MADE OR IS MAKING, ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, REGARDING THE PRO-FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF SUCH SELLER OR THE BUSINESS. Section 5.2 Representations and Warranties of Purchaser. Except as set forth in any forms, reports, schedules, statements or other documents filed by Purchaser since January 1, 2023 and available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (excluding statements in any “Risk Factors” sections and any disclosure of risks included in any “forward- looking statements” disclaimer to the extent that such statement or disclosure is cautionary, predictive or forward-looking in nature), Purchaser makes, as of the Execution Date, the following representations and warranties to Sellers as set forth in this Section 5.2: (a) Organization and Existence. Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its business and properties and to carry on its business as and where such properties and assets are now owned or leased and such business is now conducted. Purchaser is not in violation of any of the provisions of Purchaser’s Organizational Documents, except as would not reasonably be expected to be material to Purchaser. (b) Authority and Approval. Purchaser has the power to enter into this Agreement and each of the Related Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements to which it is or will be a

48 party, and the consummation by Purchaser of the transactions contemplated herein and therein, have been duly authorized by all required action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, when executed and delivered by Purchaser, the Related Agreements to which Purchaser is to be a party will have been duly executed and delivered by Purchaser. This Agreement is, and each of the Related Agreements to which Purchaser is to be a party when executed and delivered by Purchaser, will be, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by the Bankruptcy Cases. (c) No Conflict. The execution and delivery by Purchaser of this Agreement and each of the Related Agreements to which it is or will be a party, and Purchaser’s compliance with the terms and conditions hereof and thereof, and the consummation by Purchaser of the transactions contemplated hereby and thereby, do not and will not (i) conflict with any of, or require any consent of any Person that has not been obtained under, Purchaser’s Organizational Documents, (ii) subject to entry of the Sale Order, violate or breach any provision of, or require any consent, authorization, or approval under, any Law or any Order applicable to Purchaser, (iii) result in a violation or breach of any provision of any Law or Order applicable to Purchaser, (iv) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), accelerate or permit the acceleration of the performance required by, or require any consent, authorization, or approval under, any material Contract to which Purchaser is a party or by which it is bound or to which any of its assets or property is subject or (v) result in the creation of any Lien upon the assets or property of Purchaser, except in each case as would not reasonably be expected to have a material adverse effect on Purchaser or materially adversely affect the validity or enforceability of this Agreement against Purchaser or materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement. (d) Governmental Approvals and Filing. Except with respect to any Antitrust Law, no consent, authorization, approval or action of, filing with, notice to, or exemption from any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or any Related Agreements to which Purchaser is to be a party or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain any such consent, approval or action, to make any such filing, to give any such notice or obtain any such exemption would not be reasonably expected to (i) have a material adverse effect on Purchaser or (ii) materially adversely affect the validity or enforceability against Purchaser of this Agreement or such Related Agreements or materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement. (e) Legal Proceedings. (i) Purchaser has received no written notice that there are any lawsuits or arbitrations pending or threatened against Purchaser as would reasonably be expected (x) to have a material adverse effect on Purchaser, (y) to materially adversely affect the validity or enforceability of this

49 Agreement or any of the Related Agreements against Purchaser or materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement, or (z) result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement; (ii) Purchaser has received no written notice that there are any Orders outstanding against Purchaser that would be reasonably expected to have a material adverse effect on Purchaser or materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement; and (iii) To the knowledge of Purchaser’s Chief Privacy Officer, during the one (1) year period preceding the Execution Date, Purchaser has not received any written Claim from a Governmental or Regulatory Authority alleging material noncompliance under any Privacy Law, except as would not be reasonably expected to (A) have a material adverse effect on Purchaser or (B) materially adversely affect the validity or enforceability against Purchaser of this Agreement or such Related Agreements or materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement. (f) Brokers. No broker, finder or investment banker is entitled to any brokerage commission, finder’s fee or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser. (g) Financial Resources. Purchaser has, and will have available at the Closing, funds sufficient to pay in full the Purchase Price, the Cure Amounts and the fees and expenses related to the transactions contemplated by this Agreement in cash. Purchaser knows of no circumstance or condition that would be reasonably expected to prevent the availability at Closing of such funds. Purchaser acknowledges and agrees that notwithstanding anything to the contrary contained herein, its obligation to consummate the transactions contemplated hereby is not subject to Purchaser or any of its Affiliates obtaining any financing. (h) Sophistication. Purchaser is as of the Execution Date, and will be as of the Closing Date, an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933 (as amended). Purchaser understands and is able to bear any economic risks associated with the transactions contemplated by this Agreement, including the total loss of the investment. (i) Investment Entirely for Own Account. Purchaser is acquiring the Acquired Assets for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale, and Purchaser has no present intention of selling or otherwise distributing the same. Purchaser does not presently have any Contract with any Person to

50 sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Acquired Assets or any debt or equity security or interest in any Seller. (j) [Reserved]. (k) Opportunity for Independent Investigation; No Other Representations. Prior to its execution of this Agreement, without limiting the representations and warranties of Sellers set forth herein, Purchaser has conducted to its satisfaction an independent investigation and verification of the current condition and affairs of the Business and the Acquired Assets, including the condition, the cash flow and the prospects of the Acquired Assets and Assumed Liabilities. In making its decision to execute this Agreement and to purchase the Acquired Assets and assume the Assumed Liabilities, Purchaser has relied and will rely solely upon the results of such independent investigation and verification and the terms and conditions of this Agreement. Purchaser acknowledges and agrees that: (i) it has had the opportunity to meet with Representatives of Sellers to discuss the Acquired Assets and Assumed Liabilities, and their condition, cash flows and prospects, (ii) all materials and information requested by Purchaser have been provided to Purchaser to Purchaser’s satisfaction and Purchaser is fully familiar with all such materials (including such documents and information found in the electronic data room and the Confidential Information) and information, including all terms and conditions, obligations and liabilities pursuant to, and arising under, all Material Contracts, and (iii) except as expressly set forth in Section 5.1, (A) neither Sellers nor any Affiliate thereof (nor any other Person on their behalf) makes any representation or warranty, express or implied, written or oral, as to the Business, the Acquired Assets or the Assumed Liabilities or any other matter, and (B) Purchaser acknowledges that the Acquired Assets are being transferred on an “AS IS, WHERE IS” basis. (l) Disclaimer Regarding Projections. Purchaser may be in possession of certain projections and other forecasts regarding the Business, Acquired Assets and the Assumed Liabilities and any expansions or other development opportunities relating thereto or otherwise, including projected financial statements, cash flow items and other data, and certain business plan information of the Business, Acquired Assets and the Assumed Liabilities and any expansions or other development opportunities relating thereto or otherwise. Purchaser acknowledges that there are substantial uncertainties inherent in attempting to make such projections and other forecasts and plans, and that Purchaser is familiar with such uncertainties. Accordingly, Purchaser acknowledges that, without limiting the representations and warranties of Sellers set forth herein, neither Sellers nor any of their Affiliates, Representatives, agents or advisors (nor any other Person on their behalf) has made any representation or warranty, express or implied, written or oral, with respect to such projections and other forecasts and plans. (m) CFIUS Foreign Person. Purchaser is not a foreign person, as defined in 31 C.F.R. § 800.224. Consummation of the transactions contemplated by this Agreement will not result in foreign control (as defined in 31 C.F.R. § 800.208) of the Acquired Assets and does not constitute direct or indirect investment in the Acquired Assets by any foreign person that affords such foreign person with any of the access, rights, or involvement contemplated under 31. C.F.R. § 800.211(b).

51 ARTICLE VI Regulatory Matters Purchaser hereby covenants and agrees with Sellers, and Sellers hereby covenant and agree with Purchaser, in each case, as follows: Section 6.1 Regulatory Filings. Subject to the terms and conditions of this Agreement, each party shall use reasonable best efforts to (a) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws to consummate the transactions contemplated by this Agreement, (b) if required, file such applications and documents as may be required with any Governmental or Regulatory Authority, if any, with consent or approval rights as to or over the transfer of the Acquired Assets to Purchaser, (c) if required, file a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within fifteen (15) Business Days after Purchaser is selected as the Successful Bidder, if applicable, pursuant to the Bidding Procedures Order, (d) respond as promptly as practicable to any request for additional information and documentary material that may be received from any Governmental or Regulatory Authority having rights of consent or approval over or regarding the transfer of the Acquired Assets to Purchaser, including, pursuant to any Antitrust Law and (e) if applicable, cause the expiration or termination of the applicable waiting periods under the HSR Act, any other Antitrust Law or any other state, federal or local law, regulation or designation as soon as practicable. In furtherance of and without limiting the generality of the foregoing, the parties hereto will use their respective reasonable best efforts to (i) prepare, as soon as is practicable following the execution of this Agreement, all necessary filings in connection with the transactions contemplated by this Agreement that may be required to be filed by such party with any relevant Governmental or Regulatory Authority, (ii) submit such filings as soon as practicable, but in no event later than fifteen (15) Business Days after Purchaser is selected as the Successful Bidder, if applicable, pursuant to the Bidding Procedures Order, (iii) assure that all such filings are in material compliance with the requirements of applicable regulatory Laws, (iv) make available to the other parties such information as the other parties may reasonably request in order to complete the filings or to respond to information requests by any relevant Governmental or Regulatory Authority, (v) take all actions necessary to cause all conditions set forth in Article IX to be satisfied as soon as practicable, and (vi) execute and deliver any additional instruments reasonably requested and necessary to fully carry out the purposes of this Agreement. Except as set forth in Section 12.13, each party hereto shall bear its own fees, costs and all other expenses associated with any filings or consents with or from any third party in connection with or otherwise related to the transactions contemplated hereby. Section 6.2 Cooperation: Confidentiality. In connection with the efforts referenced in Section 6.1 to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement, including, if applicable, under any Antitrust Law, or any state or local law or regulation, or of any other relevant Governmental or Regulatory Authority, each party hereto shall use reasonable best efforts to (a) cooperate with the other parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (b) keep the other parties informed in all material respects of any communication received by such party from, or given by such party to, any Governmental or Regulatory Authority and of any communication received or given in connection with any

52 proceeding by a private party, in each case, regarding any of the transactions contemplated hereby and (c) permit the other parties to review any communication given to it by, and, to the extent reasonably practicable, consult with the other parties in advance of any meeting or conference with, any Governmental or Regulatory Authority, including in connection with any proceeding by a private party. In furtherance of the foregoing, Purchaser and Sellers shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, filings, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law, or any state or local law or regulation, or before any Governmental or Regulatory Authority. The foregoing obligations in this Section 6.2 shall be subject to the Confidentiality Agreement and Section 7.7 and any attorney-client, work product or other privilege, and each party hereto shall coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under any applicable Antitrust Law. No party hereto will take any action with the intent of delaying, impairing or impeding the receipt of any required authorizations, consents, Orders or approvals. Section 6.3 Objections or Other Challenges. If (a) any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any Governmental or Regulatory Authority or any private party challenging any of the transactions contemplated hereby as violating any Law, including any Antitrust Law, or (b) any filing made pursuant to Section 6.1 is reasonably likely to be rejected or conditioned by any Governmental or Regulatory Authority, each party hereto shall use reasonable best efforts to resolve such objections such Governmental or Regulatory Authority or private party may have to such transactions, including to vacate, lift, reverse or overturn any Order, whether temporary, preliminary or permanent, so as to permit consummation of the transactions contemplated by this Agreement, provided, however, that notwithstanding anything to the contrary herein, without limiting the obligations and commitments described in Section 7.11, Purchaser and its Affiliates shall have no obligation to, in order to mitigate or otherwise remedy any requirements of, or concerns of, any Governmental or Regulatory Authority or to obtain any required consent, clearance or approval under any Antitrust Law, (x) proffer, negotiate, effect, agree to, or consent to a governmental order providing for, any sale, divestiture, license or other disposition, or the holding separate, of particular Acquired Assets, categories of Acquired Assets or lines of business, of either Acquired Assets or lines of business of the Business or of any other assets or lines of business of Purchaser or any of its Affiliates, or (y) proffer, negotiate, effect, agree to, or and consent to any other behavioral remedy, restriction, prohibition or limitation on any of the Acquired Assets, the Business, Purchaser or any of Purchaser’s Affiliates ((x) and (y), individually, or in the aggregate, a “Remedy Action”). In no event shall any Sellers proffer, offer, commit to, consent to or agree to or effect any Remedy Action without the prior written consent of Purchaser. If Purchaser agrees to take any Remedy Action, then, if requested by Purchaser, Sellers shall agree to such Remedy Action; provided that any taking of such Remedy Action is conditioned on the consummation of the Closing.

53 ARTICLE VII Certain Covenants Section 7.1 Conduct of Business Pending Closing. Except (1) those matters set forth in Section 7.1 of the Seller Disclosure Schedules, (2) as otherwise expressly contemplated by this Agreement, (3) as required by any applicable Law or any Governmental or Regulatory Authority, or (4) with the written consent of Purchaser (which consent will not be unreasonably withheld, conditioned or delayed), during the period from the Execution Date to the Closing Date, each Seller will: (a) (i) use its Reasonable Efforts, consistent in all material respects with current practice, to continue to operate in the Ordinary Course of Business and to preserve its business organization and (ii) use its Reasonable Efforts to comply with all Laws applicable to the conduct of the Business or the ownership and use of the Acquired Assets; (b) not cancel, terminate, fail to renew or materially amend, modify or change, in any material respect, any material Transferred Permit, in each case, other than in the Ordinary Course of Business; (c) not amend, supplement or modify in any material respect, terminate (other than with cause or due to expiration or termination by the counterparty) or waive any material term under, exercise any material option under or give any material consent with respect to any Transferred Contract, in each case, other than in the Ordinary Course of Business; (d) not take any of the actions described in Section 5.1(t)(ii) through 5.1(t)(v); and (e) not agree in writing to take any of the actions described above in clauses (a) through (d) of this Section 7.1. Section 7.2 Efforts to Satisfy Closing Conditions. Each party to this Agreement will use their good-faith, reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to (a) satisfy all of the conditions set forth in Article IX, (b) comply promptly with all legal requirements that may be imposed on such party with respect to the transactions contemplated by this Agreement and, subject to the conditions set forth in Article IX, to consummate the transactions contemplated by this Agreement, and (c) make any required filing with or notification to, and obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental or Regulatory Authority and any other third party that is required to be made or obtained by it in connection with the transactions contemplated by this Agreement, including, in the case of the Purchaser, the Purchaser Required Approvals. Section 7.3 Assets or Liabilities Incapable of Transfer. To the extent that any Acquired Asset or Assumed Liability is not assignable or transferable without the consent of another Person (including if transfer is not permitted under applicable Law and/or by any Applicable Governmental or Regulatory Authority, which are otherwise governed by Section 6.1 and Section

54 6.3) and such consent requirement is not made unenforceable by the Bankruptcy Code, this Agreement will not constitute an assignment or transfer thereof, an attempted assignment or transfer thereof, or an agreement to effect such an assignment or transfer, if such assignment or transfer, attempted assignment or transfer, or agreement would constitute a breach thereof. Sellers, following the Execution Date, upon the reasonable request of the Purchaser or a Designated Purchaser, will use their Reasonable Efforts to obtain, at no additional cost to Purchaser or a Designated Purchaser, the consent of such other Person to the assignment or transfer of any such Acquired Asset and/or Assumed Liability to Purchaser or a Designated Purchaser in all cases in which (a) such consent is or may be required for such assignment or transfer and (b) such consent requirement is not made unenforceable by the Bankruptcy Code. Purchaser and any Designated Purchaser will cooperate with Sellers in their efforts to obtain such consents. For purposes of clarification, Reasonable Efforts by Sellers will in no event require the payment of any money or other consideration, or permit, or without the prior written consent of Purchaser, the amendment or modification of any material term or provision of any Transferred Contract or Transferred Permit, but Reasonable Efforts shall include appropriate filings by Sellers in the Bankruptcy Court seeking a determination that the Bankruptcy Code renders unenforceable the consent requirement in question. Notwithstanding the foregoing, if Sellers shall have complied with their obligations under this Agreement with respect to using efforts to obtain such consents and the failure to obtain any such consent would not constitute a breach or inaccuracy of any of the Sellers’ representations and warranties in this Agreement, the failure to obtain any such consent in and of itself will not give rise to any breach by Sellers of this Agreement. In such event, the Closing will proceed with respect to the remaining Acquired Assets upon the terms and subject to the conditions hereof, and Sellers and Purchaser (or a Designated Purchaser) will cooperate in good faith to achieve a mutually agreeable arrangement, to the extent feasible and without the need for any consent and at the sole cost of the Purchaser, under which Purchaser or a Designated Purchaser would obtain the benefits and assume the obligations and the economic burdens associated with such Acquired Assets in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Purchaser or a Designated Purchaser, or under which Sellers would enforce their rights thereunder for the benefit of Purchaser or a Designated Purchaser with Purchaser or a Designated Purchaser assuming each applicable Sellers’ obligations and the economic burdens thereunder. Beneficial ownership of the relevant Acquired Assets and Assumed Liabilities will pass to Purchaser for all purposes, including Tax purposes, at the Closing to the fullest extent permitted by applicable Law. Section 7.4 Receipt of Misdirected Assets. (a) From and after the Closing, if any Seller receives any right, property or asset that is an Acquired Asset, the applicable Seller shall promptly transfer, or shall cause to be transferred, such right, property or asset (and shall promptly endorse and deliver, or shall cause to be endorsed and delivered, any such asset that is received in the form of cash, checks or other documents) to Purchaser or a Designated Purchaser, and such asset will be deemed the property of Purchaser or a Designated Purchaser held in trust by such Seller for Purchaser or a Designated Purchaser until so transferred. (b) From and after the Closing, if Purchaser or any of its Affiliates receives any right, property or asset that is an Excluded Asset, Purchaser shall promptly transfer or shall cause to be transferred, such asset (and shall promptly endorse and deliver or shall cause

55 to be endorsed and delivered any such right, property or asset that is received in the form of cash, checks, or other documents) to the applicable Seller, and such asset will be deemed the property of such Seller held in trust by Purchaser for such Seller until so transferred. Section 7.5 Insurance Matters. Purchaser acknowledges that, subject to the next sentence, upon Closing, all nontransferable insurance coverage provided in relation to any Seller and the Acquired Assets that is maintained by such Seller (whether such policies are maintained with third party insurers or with Seller) shall cease to provide any coverage with respect to the Acquired Assets and no further coverage shall be available to Purchaser or with respect to the Acquired Assets under any such policies. From and after the Closing, Purchaser shall have the right to make Claims and the right to any proceeds with respect to any matter solely to the extent related to the Acquired Assets or Assumed Liabilities under any insurance policies for occurrence- based claims inuring to the benefit of Sellers for periods prior to the Closing, and Sellers shall use Reasonable Efforts to seek recovery or allow Purchaser to seek recovery (at Purchaser’s sole cost and expense) under such insurance policies, and Sellers shall cooperate with Purchaser’s reasonable requests if it seeks recovery, with respect to such matters and shall remit (or, at Purchaser’s request, direct any such insurer to pay directly to Purchaser) any insurance proceeds actually obtained therefrom (net of Sellers’ out-of-pocket costs and expenses incurred in connection with seeking such recovery, to the extent not otherwise paid or reimbursed by Purchaser) to Purchaser or its designee. Section 7.6 Discovery of Breach. Sellers shall promptly notify Purchaser if, prior to the Closing, Sellers conclude or discover that any of Sellers’ representations and warranties contained in this Agreement is not accurate such that the conditions set forth in Article IX are incapable of being satisfied. Purchaser shall promptly notify Sellers if, prior to the Closing, Purchaser concludes or discovers that any of Purchaser’s representations and warranties contained in this Agreement is not accurate such that the conditions set forth in Section 9.2 are incapable of being satisfied. Section 7.7 Restricted Use of Confidential Information. Purchaser acknowledges and agrees that all information furnished to it in connection with this Agreement, the Related Agreements or the transactions contemplated hereby or thereby (a) is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference, and (b) subject to Section 1 of the Confidentiality Agreement, constitutes Confidential Information. Notwithstanding anything to the contrary contained in the Confidentiality Agreement (including any expiration or termination thereof in accordance with its terms), the parties hereto agree that (i) during the period from the Execution Date to the Closing Date, Purchaser shall hold all Confidential Information in accordance with the obligations set forth in the Confidentiality Agreement (as if Purchaser were the party receiving such Confidential Information, the “Receiving Party,” thereunder) and (ii) from and after the Closing Date, for a period of five (5) years (other than with respect to trade secrets, which shall be for so long as they remain trade secrets under applicable Law), (x) Purchaser shall hold all Confidential Information, to the extent relating to any Excluded Assets, Excluded Liabilities or Business Employees (other than Transferred Employees), in accordance with the confidentiality and non-disclosure obligations set forth in the Confidentiality Agreement (as if Purchaser were the Receiving Party thereunder) and (y) except as required by Law, Sellers shall not disclose to any third party any Business Books and Records, or any other information that is confidential and non-public to the extent relating to the Business, any Acquired Assets, Assumed Liabilities or Transferred Employees, and shall not use any such Business Books and

56 Records or such other information except in furtherance of its obligations pursuant to this Agreement and any Related Agreement, or in any Action (other than to institute an Action against Purchaser or any of its Affiliates, or otherwise against Purchaser or any of its Affiliates for any purpose other than in furtherance of its rights or obligations pursuant to this Agreement and any Related Agreement). If this Agreement is terminated for any reason prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Section 7.8 Review and Inspections. During the period from the Execution Date to the Closing Date, upon reasonable advance written notice, Sellers will provide Purchaser and its Representatives and designees with reasonable access to Sellers’ books, records, systems, system master data and transactional data and facilities and reasonably make appropriate accountants, attorneys and advisors available during normal business hours for purposes of facilitating the transfer to Purchaser of the Acquired Assets and Assumed Liabilities or otherwise in furtherance of the Closing, and will reasonably promptly comply with any reasonable requests relating thereto made by or on behalf of Purchaser. Notwithstanding any of the foregoing provisions of this Section 7.8, nothing in this Agreement shall obligate the parties to share any information in violation of Law or covered by the attorney client privilege, work product doctrine or other similar privilege if such sharing would result in the loss of such privilege; provided, that the parties will use Reasonable Efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 7.8 in a manner so as to avoid such violation of Law or preserve the applicable privilege. Any party may share information with any other party on an “outside counsel only” basis. Sellers acknowledge that Purchaser’s review includes an assessment of and preparation for the efficient and orderly transition of the Business to Purchaser, at and after and subject to the Closing. Notwithstanding any of the foregoing provisions of this Section 7.8, Purchaser shall not have the right to conduct invasive environmental investigation of any kind on the Acquired Assets, or conduct any structural evaluation or invasive environmental investigation of any kind, including in the form of soil and groundwater sampling, nor be entitled to any environmental reports. Section 7.9 Transfer of Acquired Intellectual Property. (a) Recordation of Transfer. Notwithstanding anything to the contrary in this Agreement or any Related Agreement, after the Closing Purchaser shall, and shall cause any applicable Affiliate of Purchaser to, be responsible for preparing and filing all instruments and documents necessary to effect the assignment of the Acquired Intellectual Property to Purchaser and its Affiliates, including all costs and expenses of preparing and recording country-specific assignments and legalization of signatures (where required); provided that Sellers shall use Reasonable Efforts to cooperate with Purchaser after the Closing in connection with any other all instruments of transfer, conveyance, assignment and assumption and any other documents reasonably requested by Purchaser necessary to effect and record the assignment of the Acquired Intellectual Property to Purchaser. (b) Transfers Preceding the Sale. Seller shall also use Reasonable Efforts to complete, prior to the Closing, all actions necessary to record any prior assignments of Acquired Intellectual Property executed before this Sale, and shall deliver to Purchaser at the Closing evidence of the assignment and recordation thereof; provided that, to the extent Reasonable Efforts are unsuccessful, Sellers shall not be required to obtain any

57 documentation, cooperation or consents from any Persons other than Sellers and their Affiliates and their respective employees. (c) ITU Applications. With respect to the trademark applications listed on Section 1.1(e) of the Seller Disclosure Schedules for which a Statement of Use under 15 U.S.C. §1051(d) or Allegation to Amend Use under 15 U.S.C. §1051(c) has not been filed or accepted by the USPTO as of the Closing, such applications shall not be included in the Acquired Intellectual Property. Instead, Seller shall coordinate with Purchaser to file a Request for Express Abandonment (Withdrawal) of Application under 37 C.F.R. §2.68(a) at such time as Purchaser requests in writing; provided that such request shall not be made later than ninety (90) days after the Closing. Section 7.10 Support Obligations. Purchaser shall use Reasonable Efforts to ensure that, effective as of Closing, Sellers and their Affiliates are released from the credit support obligations (including the letters of credit) provided by Sellers or any of their Affiliates with respect to the Business, the Acquired Assets or the operation thereof, including those listed on Section 7.10 of the Seller Disclosure Schedules, as the same may be updated from time to time by the Sellers to include additional credit support provided by Sellers or any of their Affiliates with respect to the Business, the Acquired Assets or the operation thereof at any time on or after the Execution Date and prior to Closing in accordance with the terms and conditions set forth herein (collectively, the “Support Obligations”). To the extent any Support Obligations have not been released in full with effect as of Closing, Purchaser shall indemnify and hold harmless each Seller against, and reimburse each such Seller for, all Liabilities, fees, costs and any other amounts reasonably paid by such Seller in connection with such unreleased Support Obligations from and after the Closing. Section 7.11 Data Privacy and Security. Following the Closing, in connection with any and all processing of Customer Data in the operation of the Business and owned or controlled by, licensed to or otherwise in the possession of any Seller, Purchaser and its Affiliates shall (a) comply with such Seller’s privacy policies and statements, consent documents and all applicable Privacy Laws, for the avoidance of doubt, as if Purchaser or such Affiliate were such Seller, (b) process all Customer Data in accordance with user consents, privacy policies and statements, terms of service, and notices in effect as the date of this Agreement (collectively “Current Notices”), in each case, in compliance with applicable Privacy Laws, for the avoidance of doubt, as if Purchaser or such Affiliate were such Seller, (c) employ appropriate security controls and procedures (technical, operational, and managerial) designed to protect Customer Data that comply with applicable Privacy Laws, and (d) before any use of Personal Information for any purpose not contemplated by the Current Notices (i) to the extent required under applicable Privacy Laws, inform all data subjects whose Customer Data will be impacted by providing them modified Current Notices that describe the new purpose, (ii) to the extent required under applicable Privacy Laws, obtain each data subject’s consent in the form required under applicable Privacy Laws, and (iii) take all other actions required under the Current Notices and applicable law (including all applicable Privacy Laws). Section 7.12 Reserved. Section 7.13 Reserved.

58 Section 7.14 Intellectual Property Matters. (a) Effective as of the Closing, Purchaser (on behalf of itself and its Affiliates) hereby grants to Sellers and its Affiliates a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable, sublicenseable (to the extent set forth in (c)), non-transferrable, worldwide license to use the Licensed IP (excluding Patents, Trademarks and Internet Properties) to use the Excluded Assets to the extent necessary for an orderly wind-down of the Excluded Business. Notwithstanding anything to the contrary in this Agreement, the license to use the Licensed IP that is contemplated by this Section 7.14(a) shall terminate upon the completion of the wind-down of the Excluded Business. (b) Subject to the terms and conditions of this Section 7.14(a), Purchaser, on behalf of itself and its Affiliates hereby grants Sellers and its Affiliates a limited non- exclusive, royalty-free, fully paid-up, irrevocable worldwide license to use the Trademarks included in the Acquired Intellectual Property solely to the extent, and in substantially the same manner and form, used by the Excluded Business prior to Closing and to the extent necessary for an orderly wind-down of the Excluded Business; provided that Sellers shall remove, strike or paper over and cease using, and shall cause each of its Affiliates to remove, strike or paper over and cease using, such Trademarks as soon as reasonably practicable following the Closing but in any event no later than the earlier of (i) six (6) months of the Closing or (ii) the completion of the wind-down of the Excluded Business; provided, further, that all goodwill associated with Sellers’ and its Affiliates’ use of such Trademarks shall inure to the benefit of Purchaser and its Affiliates. Subject to the terms and conditions of this Section 7.14(a), Sellers, on behalf of itself and its Affiliates hereby grants Purchaser and its Affiliates a limited non-exclusive, royalty-free, fully paid-up, irrevocable, transferable worldwide license to use the Trademarks included in the Excluded Assets solely to the extent, and in substantially the same manner and form, used by the Business prior to Closing; provided that Sellers shall remove, strike or paper over and cease using, and shall cause each of its Affiliates to remove, strike or paper over and cease using, such Trademarks as soon as reasonably practicable following the Closing but in any event within six (6) months of the Closing; provided, further, that all goodwill associated with Purchaser’s and its Affiliates’ use of such Trademarks shall inure to the benefit of Sellers and its Affiliates. (c) Sellers, in their capacity as the licensee under Section 7.14(a), may sublicense the license and rights granted to it under Section 7.14(a), solely within the scope of the license granted to such Party, in connection with the wind-down of the Excluded Business in the Ordinary Course of Business. Sellers as the licensee shall treat any trade secrets and other confidential information that is licensed to it hereunder with the same degree of care that Sellers treat its own like trade secrets or other confidential information, but in no event with less than reasonable care. Section 7.15 Tax Matters. (a) All Transfer Taxes not determined to be exempt in accordance with Section 1146 of the Bankruptcy Code, if any, shall be borne fifty percent (50%) by the

59 Purchaser and fifty percent (50%) by the Sellers and shall be paid to the appropriate Taxing Authority promptly when due by the Person having the obligation to pay such Transfer Tax under applicable Law. The party hereto responsible under applicable Law for filing a Tax Return with respect to any such Transfer Taxes shall prepare and timely file such Tax Return and promptly provide a copy of such Tax Return to the other parties. The parties shall use reasonable efforts and cooperate in good faith to reduce or eliminate any Transfer Taxes to the extent permitted by applicable Law. (b) For purposes of this Agreement, with respect to any Acquired Asset or the Business, the Sellers and the Purchaser shall apportion the liability for real and personal property Taxes, ad valorem Taxes, and similar Taxes (“Periodic Taxes”) for Straddle Periods applicable to such Acquired Asset or the Business in accordance with this Section 7.15(b). The Periodic Taxes described in this Section 7.15(b) shall be apportioned between the Sellers and the Purchaser as of the Closing Date, with the Purchaser liable for that portion of the Periodic Taxes for a Straddle Period (which portion of such Taxes shall for purposes of this Agreement be deemed attributable to the Post-Closing Tax Period) equal to the Periodic Taxes for such Straddle Period multiplied by a fraction, the numerator of which is the number of days remaining in such Straddle Period after the Closing Date, and the denominator of which is the total number of days in such entire Straddle Period. The Sellers shall be liable for that portion of the Periodic Taxes for a Straddle Period for which the Purchaser is not liable under the preceding sentence (which portion of such Taxes shall for purposes of this Agreement be deemed attributable to the Pre-Closing Tax Period). The party hereto responsible under applicable Law for paying a Tax described in this Section 7.15(b) shall be responsible for administering the payment of such Tax. For purposes of this Agreement, in the case of any Straddle Period, Taxes (other than Periodic Taxes) relating to the Acquired Assets or the Business for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the closing of business on the Closing Date. (c) The parties shall provide each other with such assistance as reasonably may be requested by any of them in connection with (i) the preparation of any Tax Return, (ii) the determination of any liability in respect of Taxes or the right to any refund, credit or prepayment in respect of Taxes (including pursuant to this Agreement) or (iii) any audit or other examination by any Taxing Authority, or any judicial or administrative proceeding with respect to any Taxes. Section 7.16 Excluded Business Wind-Down. As promptly as reasonably practicable following the Closing Date, the Sellers shall wind-down the Excluded Business, and the Purchaser shall exercise commercially reasonable efforts at no cost to Purchaser to cooperate with the Sellers in connection with such wind-down to the extent reasonably requested by the Sellers and necessary for an orderly wind-down of the Excluded Business. Section 7.17 IRB Approval; FDA 510(k). Sellers shall use reasonable best efforts to cooperate with Purchaser (or a Designated Purchaser) in satisfying all necessary requirements, if any, as promptly as practicable and, in any event, prior to or at the Closing, (a) for Purchaser (or a Designated Purchaser) to obtain IRB approval that Purchaser (or a Designated Purchaser) is upon the Closing permitted to process data as sponsor (including phenotype data, survey data and genetic data) and analyze biological samples under Sellers’ IRB protocols, including protocols for

60 research, tokenization and sample retention, and prior informed consent forms (such approval, the “IRB Approval”), (b) to transfer upon the Closing FDA 510(k) and de novo authorizations to Purchaser (or a Designated Purchaser) and (c) for Purchaser (or a Designated Purchaser) to obtain Permits in connection with the Business as replacements for the Specified Permits and, in each case, Purchaser shall bear all reasonable and documented out-of-pocket fees and expenses of Sellers’ third party costs in connection therewith. ARTICLE VIII Employee Matters Section 8.1 Transferred Employees. At least five (5) Business Days prior to, and contingent on, the Closing, Purchaser shall extend an offer of employment to each Business Employee, with such employment to take effect as of the Closing Date under the terms set forth by the Purchaser. Each such Business Employee who accepts an offer of employment from Purchaser and commences employment with Purchaser or an applicable Affiliate of Purchaser shall be referred to herein as a “Transferred Employee.” Sellers shall reasonably cooperate with Purchaser as needed to obtain the acceptance of such offers of employment by the Business Employees. Effective as of the Closing, (a) each Transferred Employee previously employed by such Seller shall cease to be an employee of such Seller and become an employee of the Purchaser or its Affiliates; and (b) Sellers hereby waive, for the benefit of Purchaser and its Affiliates, any and all restrictions, whether in any Benefit Plan, Contract or otherwise, that could restrict a Transferred Employee’s service with Purchaser or its Affiliates, including those relating to (i) non- competition with any of the Sellers or their Affiliates or (ii) maintenance of confidentiality of any information for the benefit of any of the Sellers or their Affiliates, in each case with or covering any Transferred Employee. Section 8.2 WARN Act. Solely with respect to Transferred Employees, Purchaser will have responsibility under the WARN Act relating to any act or omission of Purchaser after the Closing Date; provided that, as soon as reasonably practicable following the Closing Date, Sellers provide Purchaser with a list of employee terminations within ninety (90) days prior to or on the Closing Date that may be aggregated with any termination of Transferred Employees following the Closing Date under the WARN Act or any similar applicable Law. With respect to the Business Employees that are not Transferred Employees, Sellers will have full responsibility under the WARN Act relating to any act or omission of Sellers. Sellers shall be responsible for all other WARN Act Liabilities relating to the periods prior to and on the Closing Date, including any such Liabilities that result from any Business Employees’ separation of employment from Sellers and/or Business Employees not becoming Transferred Employees pursuant to this Article VIII. Unless (a) otherwise agreed to by Sellers and Purchaser or (b) already issued by the Sellers, Sellers agree to issue, no later than sixty (60) days prior to the Closing Date, all applicable WARN Act notices, in a form reasonably acceptable to Purchaser, to the Business Employees and all other parties required to receive notice under the WARN Acts. Section 8.3 No Third Party Beneficiaries. Nothing herein, express or implied, shall confer upon any other Persons (including any Business Employee or any beneficiary thereof) any rights or remedies hereunder, including any right to employment or continued employment for any

61 specified period or continued participation in any benefit plan, of any nature or kind whatsoever under or by reason of this Agreement. Nothing herein restricts or precludes the right of Purchaser or any of its Affiliates to terminate the employment of any Transferred Employee. Purchaser and Sellers agree that the provisions contained herein are not intended to be for the benefit of or otherwise be enforceable by, any third party, including any Business Employee. ARTICLE IX Conditions to Closing Section 9.1 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) on the Closing Date of the following conditions: (a) Representations and Warranties. (i) Each of the Seller Fundamental Representations shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Business Material Adverse Effect), in each case as of the Execution Date and as of the Closing as if made as of the Closing, except for such representations and warranties which are as of a specific date, which shall be true and correct in all material respects as of such date, (ii) the representation and warranty of the Sellers set forth in Section 5.1(t)(i) (No Material Adverse Change), shall be true and correct in all respects as of the Execution Date and as of the Closing, as if made as of the Closing and (iii) each of the other representations and warranties of Sellers contained herein (other than the Seller Fundamental Representations and Section 5.1(t)(i) (No Material Adverse Change)) shall be true and correct in all respects (without giving effect to any limitation as to materiality or Business Material Adverse Effect), in each case as of the Execution Date and as of the Closing as if made as of the Closing, except for (x) representations and warranties which are as of a specific date, which shall be true and correct as of such date, subject to the immediately following clause (y), or (y) where the failure to be so true and correct would not, individually or in the aggregate, have a Business Material Adverse Effect or have a material adverse effect on the ability of Sellers to consummate the transactions contemplated hereby. Purchaser will have received a certificate from Sellers signed on behalf of each Seller by a duly authorized officer thereof with respect to the foregoing. (b) Covenants. The covenants and agreements of Sellers to be performed on or prior to the Closing, will have been duly performed in all material respects. Purchaser will have received a certificate from Sellers signed on behalf of each Seller by a duly authorized officer thereof with respect to the foregoing. (c) Related Agreements. Each Seller will have duly executed and delivered to Purchaser the Related Agreements to which such Seller is to be a party. (d) Seller’s Deliveries. Sellers will have delivered or caused to be delivered to Purchaser the items listed in Section 4.2(a) in form and substance as required herein.

62 (e) Business Material Adverse Effect. Since the Execution Date, there shall not have been a Business Material Adverse Effect. Purchaser will have received a certificate from Sellers signed on behalf of each Seller by a duly authorized officer thereof with respect to this Section 9.1(e). Section 9.2 Conditions to the Obligations of Sellers. The obligation of Sellers to effect the Closing is subject to the satisfaction (or waiver by Sellers) on the Closing Date of the following conditions: (a) Representations and Warranties. Each of the other representations and warranties of Purchaser contained herein shall be true and correct in all material respects, in each case as of the Execution Date and as of the Closing as if made as of the Closing, except for such representations and warranties which are as of a specific date, which shall be true and correct in all material respects as of such date. Sellers will have received a certificate from Purchaser signed on behalf of Purchaser by a duly authorized officer thereof with respect to the foregoing. (b) Covenants. The covenants and agreements of Purchaser to be performed on or prior to the Closing will have been duly performed in all material respects. Sellers will have received a certificate from Purchaser signed on behalf of Purchaser by a duly authorized officer thereof with respect to the foregoing. (c) Receipt of Purchase Price. Sellers will have received from Purchaser an amount equal to (i) the Purchase Price minus (ii) the Earnest Deposit, as provided and in accordance with Section 3.1(b) of the Agreement. Sellers and Purchaser will have jointly instructed the Escrow Agent to release Earnest Deposit to Sellers. Sellers shall have received evidence of the payment of the Cure Amounts. (d) Related Agreements. Purchaser will have duly executed and delivered to Sellers each of the Related Agreements to which Purchaser is a party. (e) Purchaser’s Deliveries. Purchaser will have delivered or caused to be delivered to Sellers the items listed in Section 4.2(b). Section 9.3 Conditions Precedent to Obligations of Purchaser and Sellers. The respective obligations of the parties to effect the Closing are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser and Sellers in whole or in part to the extent permitted by applicable Law): (a) there shall not be in effect any Order by a Governmental or Regulatory Authority (i) declaring this Agreement or any Related Agreement invalid or unenforceable in any respect or (ii) restraining, enjoining or otherwise prohibiting or making illegal the Closing, in each case, that is not stayed by the commencement of the Bankruptcy Cases or any Order of the Bankruptcy Court; (b) the Sale Order, together with any other Order of the Bankruptcy Court required to consummate the transactions contemplated hereby, shall have been entered by the Bankruptcy Court and remain unstayed and in full force and effect as of the Closing;

63 (c) subject to the provisions of Section 7.3, the Sale Order shall approve and authorize the assumption and assignment of the Transferred Contracts and the Transferred Contracts shall have been actually assumed and assigned to Purchaser, subject to the payment of applicable Cure Amounts; (d) any applicable waiting period (and any extensions thereof) under any applicable Antitrust Law shall have expired or been terminated; (e) all conditions to the closing of the Sale under the Sale Order, if any, other than the Closing, shall have occurred or been waived pursuant to the terms of the Sale Order. Section 9.4 Frustration of Closing Conditions. Purchaser may not rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by Purchaser’s failure to comply with the terms of this Agreement. Sellers may not rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by any Seller’s failure to comply with the terms of this Agreement. ARTICLE X Termination Section 10.1 Termination. Subject to Section 10.1(i), this Agreement may be terminated at any time prior to the Closing Date: (a) by written agreement of Sellers and Purchaser; (b) by either Purchaser, on the one hand, or Sellers, on the other hand, by written notice to the other, if the Closing has not occurred on or prior to the Outside Closing Date (unless, in each case, the failure to consummate the Closing by such date is due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement); (c) by either Purchaser, on the one hand, or Sellers, on the other hand, by written notice to the other, in the event that any Governmental or Regulatory Authority has issued a final, non-appealable Order or ruling or taken any other final, non-appealable Action, or any applicable Law has been entered, adopted, enacted or promulgated, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement that is not stayed by the commencement of the Bankruptcy Cases or any Order of the Bankruptcy Court; provided, that a party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) if such Order or Action resulted from such party’s material breach of any of its obligations under this Agreement; (d) by Sellers, by written notice to Purchaser, if no Seller is in material breach of any representation, warranty, covenant or agreement in this Agreement, upon a material breach of a representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement such that a condition set forth in Section 9.2 or Section 9.3 would not reasonably be expected to be satisfied as of the time of such termination, and such

64 breach is not capable of being cured or has not been cured by the date which that the earlier of (A) two (2) Business Days prior to the Outside Closing Date and (B) thirty (30) days after Purchaser received written notice thereof from Sellers of such breach; (e) by Purchaser, by written notice to Sellers, if Purchaser is not in material breach of any representation, warranty, covenant or agreement in this Agreement, upon a material breach of a representation, warranty, covenant or agreement on the part of any Seller set forth in this Agreement such that a condition set forth in Section 9.1 or Section 9.3 would not reasonably be expected to be satisfied as of the time of such termination, and such breach is not capable of being cured or has not been cured by the date which that the earlier of (A) two (2) Business Days prior to the Outside Closing Date and (B) thirty (30) days after Sellers received written notice thereof from the Purchaser of such breach; (f) by either Purchaser, on the one hand, or Sellers, on the other hand, by written notice to the other, if (i) Purchaser is not the Successful Bidder or Backup Bidder at the Auction, (ii) in the event that Purchaser had been selected as the Backup Bidder, Sellers have closed a transaction relating to all or a portion of the Acquired Assets with the Successful Bidder, (iii) prior to Closing, the Bankruptcy Court enters an order dismissing or converting the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code or (iv) the Bankruptcy Court enters an Order denying approval of the Sale or the Sale Order; (g) by Purchaser, by written notice to Sellers, if, Sellers withdraw the request for authority to sell the Acquired Assets and assume and assign the Transferred Contracts; (h) by written notice from Sellers to Purchaser, if any Seller or the board of directors (or similar governing body) of any Seller determines that proceeding with the transactions contemplated by this Agreement or failing to terminate this Agreement would be inconsistent with its or such Person’s or body’s fiduciary duties; or (i) by Purchaser, by written notice to Sellers, if Sellers (i)(A) move to voluntarily dismiss the Bankruptcy Cases or (B) move for conversion of the Bankruptcy Cases to a case under chapter 7 of the Bankruptcy Code, in each case, unless the effectiveness thereof is to occur after the Closing or (ii) if any creditor of any Seller obtains an unstayed Order of the Bankruptcy Court granting relief from the stay to foreclose on any portion of the Acquired Assets. Section 10.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 10.1, this Agreement will thereafter become void and have no effect, and no party hereto will have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 10.2, in Article XII and in Section 7.7; provided, that no termination will relieve any party from any Liability for Fraud or Willful Breach of this Agreement prior to the date of such termination; provided, further, that (a) if this Agreement is validly terminated by Sellers prior to Closing pursuant to Section 10.1(d), the Escrow Agent shall, within three (3) Business Days following the termination of this Agreement and without the requirement of any approval by the Bankruptcy Court, distribute the Deposit Escrow Funds to Sellers and Sellers shall be entitled to retain the Deposit Escrow Funds, and (b) if this Agreement is validly terminated by Sellers or

65 Purchaser prior to Closing for any reason other than by Sellers pursuant to Section 10.1(d), Escrow Agent shall, within three (3) Business Days following the termination of this Agreement and without the requirement of any approval by the Bankruptcy Court, distribute the Deposit Escrow Funds to Purchaser. ARTICLE XI Bankruptcy Matters Section 11.1 Bankruptcy Cases. On the Petition Date, Sellers filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, which cases are jointly administered under Case No. 25-40976-357 (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) as of the Execution Date. Section 11.2 Bankruptcy Court Approvals. (a) Sellers and Purchaser acknowledge that this Agreement is subject to approval by the Bankruptcy Court by entry of the Sale Order. Sellers and Purchaser shall use Reasonable Efforts to obtain entry by the Bankruptcy Court of the Sale Order. After entry of the Sale Order, Sellers shall not take any action which is intended to, or fail to take any action the intent of which failure to act is to, result in the reversal, voiding, modification or staying of the Sale Order. (b) Sellers shall seek on an expedited basis, if necessary, any other necessary orders besides the Sale Order, by the Bankruptcy Court to consummate the Closing as soon as reasonably practicable following the Sale Hearing and approval of the Sale, subject to the terms of the Bidding Procedures Order and Sale Order. (c) If Purchaser is selected as the Successful Bidder or Backup Bidder pursuant to the Bidding Procedures Order and the Bidding Procedures, a list of the Transferred Contracts shall be filed with the Bankruptcy Court and served upon applicable counterparties pursuant to and in accordance with the Bidding Procedures Order. Such list shall set forth the applicable Cure Amounts, if any, for each Transferred Contract as reasonably estimated in good faith by Sellers. (d) Sellers and Purchaser shall consult with one another regarding pleadings that any of them intends to file with the Bankruptcy Court in connection with, or which might reasonably affect the Bankruptcy Court’s approval of the Sale Order and Sellers shall provide Purchaser with draft copies of all material applications, pleadings, notices, proposed orders and other documents relating to the Sale at least three (3) Business Days in advance of the proposed filing date (unless exigent circumstances require a sooner filing date, in which case, Sellers shall provide such draft copies to the Purchaser as soon as reasonably practicable before filing), so as to permit the Purchaser sufficient time to review and comment on such drafts, and, with respect to all provisions that impact the Purchaser or relate to the Sale, such pleadings and proposed orders (including the Sale Order) shall be in form and substance reasonably acceptable to the Purchaser in its sole discretion.

66 (e) The Sale Order shall, among other things, (i) approve, pursuant to sections 105, 363 and 365 of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, (B) the sale of the Acquired Assets to Purchaser on the terms set forth herein and free and clear of all Liens, Liabilities and other Interests as of the Closing Date (except Permitted Encumbrances), and (C) the performance by Sellers of their obligations under this Agreement, (ii) provide that Purchaser shall have the right to use the Acquired Assets on and after the Closing Date in the same manner and for the same purposes as used by Sellers prior to the Closing Date (the “Proposed Use”), including the right to use survey data, phenotype data, other self-reported information, linked health data, genetic data and biological samples, in each case pursuant to and in accordance with the privacy policies, informed consents and IRB approvals, waivers and protocols of or applicable to Sellers, and that the transfer of the Acquired Assets complies with the Bankruptcy Code and applicable non-bankruptcy law and, solely to the extent that any party has filed an objection to the Sale that the Sellers’ Proposed Use of the Acquired Assets immediately prior to the Closing Date violates the applicable non-bankruptcy law raised in such objection, that such Proposed Use does not violate applicable non- bankruptcy Law; (iii) authorize and empower Sellers to assume and assign to Purchaser the Transferred Contracts, (iv) find that Purchaser is a “good faith” purchaser within the meaning of section 363(m) of the Bankruptcy Code, find that Purchaser is not a successor to any Seller, and grant Purchaser the protections of section 363(m) of the Bankruptcy Code, (v) find that, with respect to any Liability or other obligation of Sellers or for payment of any benefit accruing to Sellers, except as expressly set forth in this Agreement, Purchaser shall have no Liability or responsibility, including successor or vicarious Liabilities of any kind or character, including any theory of antitrust, environmental, successor, or transferee Liability, labor law, de facto merger, or substantial continuity, (vi) find that Purchaser has provided adequate assurance (as that term is used in section 365 of the Bankruptcy Code) of future performance in connection with the assumption of the Transferred Contracts, (vii) find that Purchaser shall have no Liability for any Excluded Liability, (viii) find that the consideration provided by Purchaser pursuant to this Agreement constitutes reasonably equivalent value and fair consideration for the Acquired Assets, (ix) find that Buyer and Sellers did not engage in any conduct which would allow this Agreement to be set aside pursuant to section 363(n) of the Bankruptcy Code and (x) order that, notwithstanding the provisions of the Federal Rules of Bankruptcy Procedures 6004(h) and 6006(d), the Sale Order is not stayed and is effective immediately upon entry. (f) If the Sale Order or any other Orders of the Bankruptcy Court relating to the transactions contemplated by this Agreement shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or re-argument shall be filed with respect to the Sale Order or other such Order), subject to rights otherwise arising from this Agreement, including each party’s respective right to terminate this Agreement pursuant to Section 10.1, Sellers and Purchaser shall use their Reasonable Efforts to oppose such appeal, petition or motion and obtain an expedited resolution of any such appeal, petition or motion, and provide copies of such filings within two (2) Business Days prior to filing, to the extent reasonably practicable.

67 (g) Sellers shall not voluntarily pursue or seek or fail to use Reasonable Efforts to oppose any third party in pursuing or seeking, a conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code, the appointment of a trustee under Chapter 11 or Chapter 7 of the Bankruptcy Code, the appointment of an examiner with expanded powers to operate the Sellers’ business, dismissal of the Bankruptcy Case. (h) Sellers shall keep Purchaser reasonably apprised of the status of material matters related to this Agreement, including promptly serving true and correct copies of all applicable pleadings and notices in accordance with the Bidding Procedures Order, the Bankruptcy Code, the Bankruptcy Rules and any other applicable order of the Bankruptcy Court. (i) Sellers shall not propose, file, support, pursue or seek entry of, or aid in another party proposing, filing, supporting, pursuing or seeking entry of, an order confirming a chapter 11 plan that materially and adversely impacts Purchaser’s rights hereunder without Purchaser’s prior written consent. For the avoidance of doubt, notwithstanding any other provision of this Agreement, this Section 11.2(i) shall survive the Closing. Section 11.3 Further Filings and Assurances. (a) Purchaser agrees that it will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Sale Order and a finding of adequate assurance of future performance by Purchaser, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Purchaser under the Transferred Contracts and demonstrating that Purchaser is a “good faith” purchaser under Section 363(m) of the Bankruptcy Code. (b) In the event the entry of the Sale Order shall be appealed, each party shall use its respective Reasonable Efforts to defend against such appeal, provided, that nothing herein shall alter, amend or modify the conditions to Closing set forth in Article IX hereof. Section 11.4 Notice of Sale. Notice of the sale of Acquired Assets contemplated in this Agreement shall be served by Sellers in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Rules of the Bankruptcy Court and the Bidding Procedures Order. Section 11.5 Free and Clear. The transfer of the Acquired Assets shall vest Purchaser with all right, title, and interest of Sellers in the Acquired Assets free and clear of any and all Liens, Liabilities and other Interests (other than Permitted Encumbrances) pursuant to Section 363 of the Bankruptcy Code, whether arising by statute or otherwise and whether arising before or after the commencement of the Bankruptcy Cases, whether known or unknown, including Interests of or asserted by any of the creditors, vendors, employees, suppliers, or lessors of Sellers or any other third party; provided, that any and all such Liens, Liabilities and other Interests shall attach to the net proceeds of the Purchase Price, with the same priority, validity, force, and effect as they now

68 have against the Acquired Assets. Purchaser shall not be liable for any liability for any Lien, Liability or other Interest, other than the Assumed Liabilities and Permitted Encumbrances. Section 11.6 Transfer Tax Exemption. The transactions contemplated herein shall be exempt from Transfer Tax to the fullest extent available in accordance with Section 1146 of the Bankruptcy Code. Section 11.7 Bidding Procedures. Nothing in this Article XI shall prevent the Sellers from modifying the Bidding Procedures as necessary or appropriate to maximize value for Sellers’ estates in accordance with Sellers’ fiduciary obligations. ARTICLE XII Miscellaneous Section 12.1 Survival. All covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing shall, solely to the extent such covenants and agreements are to be performed, or prohibit actions, subsequent to the Closing, survive the Closing in accordance with their terms until fully performed or satisfied. All other covenants and agreements contained herein, and all representations and warranties contained herein or in any certificated deliveries hereunder, in each case shall not survive the Closing and shall thereupon terminate and be of no further force or effect, including any actions for damages in respect of any breach or inaccuracy thereof. Section 12.2 Governing Law and Jurisdiction. Except to the extent governed by the Bankruptcy Code, this Agreement will be governed by and be construed in accordance with the Laws of the State of Delaware, without regard however to the conflicts of laws principles thereof. Without limiting any party’s right to appeal any Order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any Claims or disputes that may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, including, but not limited to, the assumption and assignment of the Transferred Contracts, and (b) any and all legal proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereto hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations pursuant to Section 12.3 hereto. To the extent not prohibited by applicable Law or Bankruptcy Court rule, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such proceeding, any Claim (i) that it is not subject to the jurisdiction of the Bankruptcy Court, (ii) that the proceeding is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the proceeding is improper or (v) that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each of the parties hereto hereby (x) irrevocably submits with regard to any such legal proceeding to the exclusive personal jurisdiction of the Bankruptcy Court in the event any dispute arises out of this Agreement or any transaction contemplated hereby, including, but not limited to, the assumption and assignment of the Transferred Contracts, (y) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Bankruptcy Court or that such Action is brought in an inconvenient forum and (z) agrees that it shall not bring any Action relating to this

69 Agreement or any transaction contemplated hereby in any court other than the Bankruptcy Court; provided, that, a party may commence any Action or proceeding in a court other than the Bankruptcy Court solely for the purpose of enforcing an Order or judgment issued by the Bankruptcy Court. The parties waive personal service of any and all process on each of them and consent that all such service of process shall be made in the manner, to the party and at the address set forth in Section 12.3 of this Agreement, and service so made shall be complete as stated in such Section 12.3. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY AGREEMENT DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE HEREBY IRREVOCABLE AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY AGREEMENT DISPUTE. EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH AGREEMENT DISPUTE WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY (I) CERTIFIES THAT NO ADVISOR OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY AGREEMENT DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 12.3 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by e-mail (so long as no “bounceback” or similar “undeliverable” message is received by the sender thereof) or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.3): (1) If to Sellers, to: 23andMe Holding Co. 870 Market Street, Room 415 San Francisco, CA 94102 Attn: Guy Chayoun Email: guyc@23andme.com and an additional copy (which will not constitute notice to Sellers) to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Attention: Paul M. Basta

70 Jeffrey D. Marell Christopher Hopkins Email: pbasta@paulweiss.com jmarell@paulweiss.com chopkins@paulweiss.com (2) If to Purchaser to: Regeneron Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 Attention: Joseph J. LaRosa Executive Vice President, General Counsel and Secretary Email: joseph.larosa@regeneron.com and an additional copy (which will not constitute notice to Purchaser) to: Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Michael S. Benn Victor Goldfeld Email: MSBenn@wlrk.com VGoldfeld@wlrk.com Section 12.4 Amendments and Waivers. (a) This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law (i) no claim or right arising out of this Agreement can be discharged by a non-waiving party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the waiving party, (ii) no waiver that may be given by a waiving party will be applicable except in the specific instance for which it is given, and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. (b) A failure or omission of any party to insist, in any instance, upon strict performance by another party of any term or provision of this Agreement or to exercise any of its rights hereunder will not be deemed a modification of any term or provision

71 hereof or a waiver or relinquishment of the future performance of any such term or provision by such party, nor will such failure or omission constitute a waiver of the right of such party to insist upon future performance by another party of any such term or provision or any other term or provision of this Agreement. Section 12.5 Entire Agreement. This Agreement, together with Seller Disclosure Schedules, all Exhibits and Schedules hereto and the documents, agreements, certificates and instruments referred to herein and therein, including the Related Agreements, Confidentiality Agreement and related Orders, including the Sale Order, constitutes the entire agreement between the parties hereto and with respect to the subject matter hereof and supersedes all prior representations, warranties, agreements, and understandings, oral or written, with respect to such matters and other than any written agreement of the parties that expressly provides that it is not superseded by this Agreement. Section 12.6 Headings: Interpretation. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement. Unless the context otherwise requires, the singular includes the plural, and the plural includes the singular. Section 12.7 No Assignment: Binding Effect. This Agreement is not assignable by any party without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser may, without the prior written consent of Sellers, assign this Agreement or all or any portion of Purchaser’s rights, interests and obligations hereunder to any of its Affiliates upon notice given to Sellers at least five (5) Business Days prior to the Closing, provided, that in no event will such an assignment release Purchaser from its obligations hereunder. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. Section 12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any electronic signature, including via portable document format (pdf) or DocuSign, attached hereto will be deemed to be an original and will have the same force and effect as an original signature. Section 12.9 Incorporation by Reference. Seller Disclosure Schedules and other Schedules and Exhibits and the documents referenced therein constitute integral parts of this Agreement and are hereby incorporated by reference herein. Section 12.10 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. Section 12.11 Specific Performance. Each party hereby acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by a party in accordance with their specific terms or were otherwise breached by a party. Notwithstanding anything to the contrary herein, if any party violates or refuses to perform any covenant or agreement made by such party herein, without limiting or waiving in any respect any rights or remedies of a party under this Agreement now or hereafter existing at law, in equity

72 or by statute, the non-breaching party or parties shall, in addition to any other remedy to which a party is entitled at law or in equity, be entitled to specific performance of such covenant or agreement or seek any other equitable relief in respect of such violation or refusal to perform, in each case without the proof of actual damages. Each party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of any such injunction, specific performance or other equitable relief on the basis that (a) the other party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Section 12.12 No Third Party Beneficiaries. (a) Except as provided in Section 12.16, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights upon any other Person. (b) For the avoidance of doubt, all provisions contained in this Agreement with respect to employee benefit plans or compensation of any Business Employees are included for the sole benefit of the respective parties hereto, and nothing contained herein (i) shall confer upon any former, current or future employee of Sellers or Purchaser or any legal representative or beneficiary thereof any rights or remedies, including any right to employment or continued employment, of any nature, for any specified period, (ii) shall cause the employment status of any former, present or future employee to be other than terminable at will, (iii) shall confer any third party beneficiary rights upon any employee or any dependent or beneficiary thereof or any heirs or assigns thereof or (iv) shall constitute an amendment of any Benefit Plan or other employee compensation or benefit plan, program, policy or arrangement of Sellers, Purchaser or any of their respective Affiliates. Section 12.13 Expenses. Whether or not the transactions contemplated hereby are consummated, each party hereto will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby provided. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party, subject to Section 10.2. Notwithstanding the foregoing, (a) Sellers agree to pay all costs of releasing existing Liens and other Interests and recording the releases, (b) Purchaser agrees to pay any filing fees in connection with the filings made pursuant to the HSR Act and any other federal, state or local Governmental or Regulatory Authority in accordance with Section 6.1 and (c) Purchaser will pay the cost of all document recordation costs and all Transfer Taxes will be allocated pursuant to Section 7.15(a). Section 12.14 Severability. If any term or other provision of this Agreement is illegal, invalid or unenforceable under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision contained herein is, to any extent, invalid or unenforceable in any respect under the Laws

73 governing this Agreement, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible. Section 12.15 Public Announcements. Prior to the Closing, unless otherwise required by applicable Law, the Bankruptcy Court, the Bidding Procedures or Bidding Procedures Order or by obligations of Purchaser or Sellers or their respective Affiliates pursuant to any listing agreement with or rules of any securities exchange, Purchaser, on the one hand, and Sellers, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such release or make any such statement without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed). From and after the Closing, the parties hereto may make public statements with respect to this Agreement or the transactions contemplated hereby so long as such announcements do not disclose the specific terms or conditions of this Agreement, except where such terms and conditions have already been disclosed as required by Law or by obligations of Purchaser or Sellers or their respective Affiliates pursuant to any listing agreement with or rules of any securities exchange or the Bankruptcy Court; provided, that the issuing party shall use its Reasonable Efforts to consult with the other party with respect to the text thereof to the extent practicable. Notwithstanding anything to the contrary, unless otherwise required by applicable Law, the Bankruptcy Court, the Bidding Procedures or Bidding Procedures Order or by obligations of Purchaser or Sellers or their respective Affiliates pursuant to any listing agreement with or rules of any securities exchange, from and after the Execution Date, neither Purchaser nor Sellers shall publish any written content (e.g., blog posts, customer emails, press releases) related to the announcement of the transactions contemplated by this Agreement and/or the profile of the other party, without the prior written consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed). Section 12.16 No Liability; Release. (a) (i) No past, present or future director, officer, manager, employee, incorporator, member, partner or equity holder or other Affiliates of (A) any Seller (other than such Seller in its capacity as such), or (B) Purchaser (other than any obligations hereunder or assumed herein), and (ii) none of the lenders or agents under any Indebtedness of a Seller, in any case, shall have any Liability for any obligations or liabilities of Sellers or Purchaser, as applicable, under this Agreement or any agreement document, or instrument entered into in connection with this Agreement for any Claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement. Any Claim or cause of action based upon, arising out of, or related to this Agreement or any agreement, document, or instrument contemplated hereby may only be brought against Persons that are expressly named as parties hereto or thereto, and then only with respect to the specific obligations set forth herein or therein. Other than the parties hereto, no other party shall have any Liability or obligation for any of the representations, warranties, covenants, agreements, obligations, or liabilities of any party under this Agreement or the agreements, documents, or instruments contemplated hereby or for any legal proceeding based on, in respect of, or by reason of, the transactions contemplated hereby or thereby (including the breach, termination, or failure to consummate such transactions), in each case whether

74 based on contract, tort, fraud, strict liability, other Law or otherwise and whether by piercing the corporate veil, by a claim by or on behalf of a party hereto or another Person or otherwise. (b) Effective upon the Closing Date, subject to Section 12.16(e), Purchaser acknowledges that it has no Claim, counterclaim, setoff, recoupment, Action or cause of action of any kind or nature whatsoever against any of the individuals or entities within Seller Group, that directly or indirectly arises out of, is based upon, or is in any manner connected with any Prior Event (including, for the avoidance of doubt, any Avoidance Actions) (collectively, the “Purchaser Released Claims”); and, should any Purchaser Released Claims nonetheless exist, Purchaser hereby (i) releases and discharges each member of Seller Group from any liability whatsoever on such Purchaser Released Claims that directly or indirectly arises out of, is based upon, or is in any manner connected with a Prior Event, and (ii) releases, remises, waives and discharges all such Purchaser Released Claims against Seller Group. For purposes of this Section 12.16(b), “Seller Group” means (1) each Seller and its directors, managers, officers, control persons (as defined in Section 15 of the Securities Act of 1933 (as amended) or Section 20 of the Securities Exchange Act of 1934 (as amended)), members, employees, agents, attorneys, financial advisors, consultants, legal representatives, shareholders, partners, estates, successors and assigns solely in their capacity as such (2) the lenders or agents under any Indebtedness of Seller and (3) any of their respective agents, attorneys, financial advisors, legal advisors, affiliates, directors, managers, officers, control persons, shareholders, members or employees, in each case, solely in their capacity as such. (c) Effective upon the Closing Date, subject to Section 12.16(e), Sellers acknowledge that they have no Claim, counterclaim, setoff, recoupment, Action or cause of action of any kind or nature whatsoever against any of the individuals or entities within Purchaser Group, that directly or indirectly arises out of, is based upon, or is in any manner connected with any Prior Event (including, for the avoidance of doubt, any Avoidance Actions) (collectively, the “Seller Released Claims”); and, should any Seller Released Claims nonetheless exist, Sellers hereby (i) release and discharge each member of Purchaser Group from any liability whatsoever on such Seller Released Claims that directly or indirectly arises out of, is based upon, or is in any manner connected with a Prior Event, and (ii) release, remise, waive and discharge all such Seller Released Claims against Purchaser Group. For purposes of this Section 12.16(c), “Purchaser Group” means (1) Purchaser, its subsidiaries and it and each of their respective directors, managers, officers, control persons (as defined in Section 15 of the Securities Act of 1933 (as amended) or Section 20 of the Securities Exchange Act of 1934 (as amended)), members, employees, agents, attorneys, financial advisors, consultants, legal representatives, shareholders, partners, estates, successors and assigns solely in their capacity as such, (2) the lenders or agents under any Indebtedness of Purchaser and (3) any of their respective agents, attorneys, financial advisors, legal advisors, affiliates, directors, managers, officers, control persons, shareholders, members or employees, in each case, solely in their capacity as such. (d) Without limiting in any way the scope of the release contained in subparagraph (a), (b) or (c) of this Section 12.16 and effective upon the Closing Date, each

75 of Purchaser and each of Sellers, to the fullest extent allowed under applicable Law, hereby waives and relinquishes all statutory and common law protections purporting to limit the scope or effect of a general release, whether due to lack of knowledge of any Claim or otherwise, including, waiving and relinquishing the terms of any Law which provides that a release may not apply to material unknown Claims. Each of Sellers and Purchaser hereby further affirms its intent to waive and relinquish such unknown Claims and to waive and relinquish any statutory or common law protection available in any applicable jurisdiction with respect thereto including California Civil Code § 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. (e) Notwithstanding anything set forth herein to the contrary, the releases set forth in this Section 12.16 do not extend to (i) any obligations that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct, Fraud or gross negligence of such Person, or (ii) any obligations of the parties under this Agreement or the Related Agreements. Section 12.17 Fiduciary Obligations. Nothing in this Agreement, or any document related to the transactions contemplated hereby, will require any Seller or any of their respective managers, officers or members, in each case, in their capacity as such, to take any action, or to refrain from taking any action, to the extent inconsistent with their fiduciary obligations or applicable Law. For the avoidance of doubt, Sellers retain the right to pursue any transaction or restructuring strategy that, in Sellers’ business judgment, will maximize the value of their estates. [Signature Page to Follow]

76 IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this Agreement to be duly executed as of the day and year first herein above written. SELLERS: 23ANDME HOLDING CO. By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer 23ANDME, INC. By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LEMONAID HEALTH, INC. By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer 23ANDME PHARMACY HOLDINGS, INC. By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LPHARM RX LLC By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LPHARM INS LLC By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LPHARM CS LLC By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LEMONAID COMMUNITY PHARMACY, INC. By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer

77 LEMONAID PHARMACY HOLDINGS INC. By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LPRXTWO LLC By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LPRXONE LLC By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer LPRXTHREE LLC By: /s/ Joseph Selsavage Name: Joseph Selsavage Title: Interim Chief Executive Officer and Chief Financial Officer and Accounting Officer

78 PURCHASER: REGENERON PHARMACEUTICALS, INC. By: /s/ Aris Baras Name: Aris Baras Title: SVP, Regeneron Genetics Center

EXHIBIT A ASSUMPTION AGREEMENT THIS ASSUMPTION AGREEMENT (the “Agreement”), made as of [●], 2025, by and between [SELLERS] (the “Assignors”) and [●] (the “Assignee”), is being executed pursuant to an Asset Purchase Agreement dated as of [●], 2025, by and among the Assignors and the Assignee, et al. (the “Purchase Agreement”). FOR VALUE RECEIVED, each Assignor hereby sells, conveys, assigns, transfers and delivers to Assignee all of its right, title and interest in and to the Assumed Liabilities (as defined in the Purchase Agreement) and Assignee hereby accepts such assignment and hereby assumes and agrees to pay, perform and discharge when due the Assumed Liabilities. 1. This Assumption Agreement will inure to the benefit of each Assignor, its successors and assigns, and will bind Assignee and its successors and assigns. 2. This Assumption Agreement will be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Delaware applicable to contracts made and to be performed within that state. 3. If any term or provision of this Assumption Agreement will, to any extent or for any reason, be held to be invalid or unenforceable, the remainder of this Assumption Agreement will not be affected thereby and will be construed as if such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances. 4. This Agreement incorporates by reference all terms, conditions and limitations contained in the Purchase Agreement.

IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this Assumption Agreement to be duly executed as of the day and year first herein above written. ASSIGNORS: [SELLERS] By: Name: Title: ASSIGNEE: [●] By: Name: Title:

EXHIBIT B GENERAL ASSIGNMENT KNOW ALL MEN BY THESE PRESENTS, That: WHEREAS, [SELLERS] (“Sellers”) and [●] (“Purchaser”), have entered into an Asset Purchase Agreement dated as of [●], 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) whereby Sellers have agreed to sell, assign and transfer to Purchaser the Acquired Assets (as defined in the Purchase Agreement) in accordance with the terms and provisions of the Purchase Agreement (capitalized terms not otherwise defined herein will have the meanings ascribed thereto in the Purchase Agreement). NOW THEREFORE, in consideration of the mutual premises contained herein and in the Purchase Agreement, the receipt and adequacy of which are hereby acknowledged, each Seller hereby agrees as follows: 1. Such Seller, pursuant to the terms and conditions of the Purchase Agreement, hereby sells, assigns, transfers, conveys, sets over, and delivers to Purchaser to have and to hold forever, all of Seller’s right, title, and interest in the Acquired Assets, as, at, and from the Effective Time. 2. This General Assignment will inure to the benefit of Purchaser, its successors and permitted assigns, and will bind such Seller and its successors and permitted assigns. 3. This General Assignment will be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Delaware applicable to contracts made and to be performed within that state. 4. If any term or provision of this General Assignment will, to any extent or for any reason, be held to be invalid or unenforceable, the remainder of this General Assignment will not be affected thereby and will be construed as if such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances. 5. This General Assignment incorporates by reference all terms, conditions and limitations contained in the Purchase Agreement.

IN WITNESS WHEREOF, the parties, intending legally to be bound, have caused this General Assignment to be duly executed as of the day and year first herein above written. SELLER: [SELLERS] By: Name: Title:

EXHIBIT C INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “IP Assignment”) is entered into and made effective as of [●], by and between 23andMe Holding Co., a Delaware corporation and 23andMe, Inc., a Delaware corporation, (each, an “Assignor”) and [●] (“Assignee”) (the foregoing parties, each a “Party” and collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below). WHEREAS, on March 23, 2025, 23andMe Holding Co. and its subsidiaries commenced voluntary proceedings under chapter 11 of title 11 of the United States Code, U.S.C. §§ 101 et seq. (such proceedings, as jointly administered, the “Proceeding”) by filing petitions for relief in the U.S. Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”); WHEREAS, on March 28, 2025, the Bankruptcy Court approved certain bidding procedures for the sale of certain assets used by 23andMe Holding, Co. and its subsidiaries’ in certain of its businesses; and WHEREAS, in connection with the Proceeding, Assignors and Assignee have entered into an Asset Purchase Agreement dated as of [●] (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) whereby, among other things, Assignors have agreed to convey, assign, transfer and deliver to Assignee the Acquired Intellectual Property (as such term is defined in the Purchase Agreement) in accordance with the terms and provisions of the Purchase Agreement; WHEREAS, this IP Assignment is being executed and delivered by the Parties hereto in connection with the consummation of the transactions contemplated by the Purchase Agreement. NOW, THEREFORE, in consideration for the execution of the Purchase Agreement, the payment of the consideration stipulated in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Assignee and Assignors hereby agree as follows: 1. Assignment. Subject to the terms and conditions set forth in the Purchase Agreement, Assignors hereby irrevocably, convey, assign and transfer to Assignee all of Assignors’ right, title, and interest in, to, and under (i) the patents and patent applications set forth on Schedule 1 hereto, (ii) the trademarks and trademark applications set forth on Schedule 2 hereto, (iii) the copyright applications and registrations set forth on Schedule 3 hereto and (iv) the domain names set forth on Schedule 4 hereto (collectively, the “Assigned IP”); in each case, together with (A) any and all goodwill connected with the use of and symbolized by such Assigned IP and all common law rights therein, and (B) all rights, as applicable: (w) to claim priority based on such Assigned IP under the laws of any jurisdiction and/or under international conventions or treaties, (x) to sue and recover damages, refunds, rights of recovery, rights of setoff and rights of recoupment of any kind and obtain other equitable relief for past, present and future infringements, misappropriations, dilution or other violations or conflict associated with such Assigned IP accruing or arising at any time prior to, on or after the Effective Date, whether choate or inchoate, known or unknown, contingent or otherwise, and (y) to prosecute, register, maintain and defend such Assigned IP before the United States Patent and Trademark Office, the United States Copyright Office, any domain name registrar, and any other relevant public or private entities, agencies, authorities, or registrars in any applicable jurisdictions in the world (each, an “IP Authority”). The Assigned IP shall be held and enjoyed by Assignee, its successors and assigns as fully and entirely as the same would have been held and enjoyed by Assignor had this assignment not been made. 2. Recordation. Assignors hereby (i) authorize Assignee to record and register this IP Assignment and the IP Recordal Deeds with any relevant IP Authority and (ii) authorize and request the Commissioner for Patents and the Commissioner for Trademarks at the United States Patent and Trademark Office, as well as empowered officials of the relevant IP Authority, to transfer all registrations and applications for the Assigned IP to Assignee as assignee of each of the Assignors’ right, title and interest therein, in accordance with this IP Assignment, and to issue to Assignee all registrations which may issue with respect to the applications for such Assigned IP. 3. Disclaimer. EACH PARTY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES, COVENANTS, AND CONDITIONS REGARDING THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ALL IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON- INFRINGEMENT. 4. Further Assurances. Upon Assignee’s reasonable request and at Assignee’s sole cost and expense, Assignors shall reasonably cooperate with Assignee to (i) execute, acknowledge and deliver all instruments of transfer, conveyance, assignment and assumption and any other documents or instruments, (ii) file or cause to be filed all filings with the appropriate IP Authority and (iii) take or cause to be taken all actions in each case of clauses (i)-(iii) as may be reasonably necessary to convey and transfer to and vest in Assignee and protect its right, title and interest in, to and under all of the Assigned IP. To the extent permitted by applicable law, Assignor hereby authorizes Assignee, and gives Assignee its irrevocable power of attorney, with full power of substitution, which authorization shall be coupled with an interest, to take any and all steps in Assignor’s name and on behalf of Assignor that are necessary or desirable to effectuate the transfer, or prosecution of the Assigned IP in accordance with the terms of this Agreement; provided, however, that such power shall be exercised by Assignee only in the event that Assignor fails, within ten (10) business days after receipt of a written request from Assignee, to respond to such request and fails to undertake such actions required hereunder to affect or record such transfer, or prosecution of such Assigned IP within a reasonable period of time thereafter. 5. Governing Law. This IP Assignment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6. Counterparts. This IP Assignment may be executed in two or more original or electronic counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. 7. Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. 8. Headings. The headings in this IP Assignment are inserted for convenience only and shall not constitute a part of this IP Assignment or be used to construe or interpret any of its provisions.

[Signature Page to IP Assignment] IN WITNESS WHEREOF, each Party hereto has caused this IP Assignment to be duly executed and delivered by its authorized representative as of the date first above written. ASSIGNOR: 23ANDME HOLDING CO. By: Name: [.] Title: [.] 23ANDME, INC. By: Name: [.] Title: [.] ASSIGNEE: [ ] By: Name: [.] Title: [.]

Schedule 1 Patents and Patent Applications Title Jurisdiction Application Number Patent Number

Schedule 2 Trademarks and Trademark Applications Mark Jurisdiction Serial Number Registration Number

Schedule 3 Copyrights and Copyright Applications Copyright Jurisdiction Application Number Registration Number

Schedule 4 Domain Names Domain name

Schedule 3.3 Allocation Principles Asset Class Valuation Methodology Class I assets (generally, cash and general bank deposits, other than certificates of deposits) Equal to the amount shown on the applicable balance sheet Class II assets (generally, actively traded stock and securities, certificates of deposits, and foreign currency) Fair market value Class III assets (generally, accounts receivable) Net book value as of the Closing Date, as determined in accordance with GAAP Class IV assets (generally, inventory) Net book value as of the Closing Date, as determined in accordance with GAAP Class V assets (generally, depreciable tangible property) Net book value as of the Closing Date, as determined in accordance with GAAP Class VI & Class VII assets (generally, Code Section 197 intangibles, goodwill and going concern value) Residual value